UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Targeted Genetics Corporation

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TARGETED GENETICS CORPORATION

1100 Olive Way, Suite 100

Seattle, Washington 98101

April 1, 2009

Dear Fellow Shareholder:

You are cordially invited to attend the Targeted Genetics Corporation 2009 Annual Meeting of Shareholders to be held on Thursday, May 14, 2009, at 8:30 a.m. local time at the offices of the Company, 1100 Olive Way, Suite 100, Seattle, Washington.

The matters to be acted upon are described in the accompanying notice of annual meeting and proxy statement. We will also report on our 2008 business results and other matters of interest to our shareholders and there will be time for questions.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to vote so we can ensure the presence of a quorum at the Annual Meeting. Please mark your votes on the enclosed proxy card, sign and date the proxy card and return it promptly in the enclosed postage-prepaid envelope. If you attend the Annual Meeting, you may vote in person if you wish, even if you previously returned your proxy card. If you hold your shares through an account with a broker, bank or other custodian, please follow the instructions you receive from them to vote your shares.

Sincerely,

B.G. Susan Robinson
President and Chief Executive Officer

TARGETED GENETICS CORPORATION

1100 Olive Way, Suite 100

Seattle, Washington 98101

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS

The 2009 Annual Meeting of Shareholders of Targeted Genetics Corporation will be held on Thursday, May 14, 2009, at 8:30 a.m. local time at our business offices, 1100 Olive Way, Suite 100, Seattle, Washington, for the following purposes, as more fully described in the proxy statement accompanying this notice:

•

To elect one Class 1 and two Class 3 directors to our Board of Directors, with the Class 1 director to serve for a one-year term expiring at the 2010 annual meeting of shareholders or until her successor is duly elected and qualified, and with each of the Class 3 directors to serve for a three-year term expiring at the 2012 annual meeting of shareholders or until his successor is duly elected and qualified;

•	To approve an increase in the number of our authorized shares of common stock from 45,000,000 shares to 445,000,000 shares;

•

To consider and vote on a proposal to amend the Targeted Genetics Corporation Stock Incentive Plan to increase the number of shares of common stock authorized for issuance under the plan from 2,200,000 shares to 4,200,000 shares;

•	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and

•	To transact any other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Our Board of Directors has fixed the close of business on March 13, 2009 as the record date for the Annual Meeting. Only holders of record of our common stock on the record date are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, to ensure your representation and the presence of a quorum, you should complete, sign, date and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope.

The approximate date of mailing the proxy statement and the accompanying proxy card is April 8, 2009.

By order of the Board of Directors,

David J. Poston
Vice President, Chief Financial Officer and Secretary

Seattle, Washington

April 1, 2009

TARGETED GENETICS CORPORATION

1100 Olive Way, Suite 100

Seattle, Washington 98101

PROXY STATEMENT

FOR

2009 ANNUAL MEETING OF SHAREHOLDERS

This proxy statement is being furnished to holders of shares of common stock of Targeted Genetics Corporation, a Washington corporation, in connection with the solicitation of proxies by our Board of Directors for use at our 2009 Annual Meeting of Shareholders, and at any adjournments or postponements thereof. We will hold the Annual Meeting on Thursday, May 14, 2009 at 8:30 a.m. local time at our business offices, 1100 Olive Way, Suite 100, Seattle, Washington. This proxy statement and the accompanying proxy card, together with our 2008 Annual Report to Shareholders, are first being mailed to shareholders entitled to vote at the Annual Meeting on or about April 8, 2009.

GENERAL INFORMATION

What is the purpose of the Annual Meeting?

There are four proposals to be considered and voted on at the Annual Meeting:

•

election of one Class 1 and two Class 3 directors to our Board of Directors, with the Class 1 director to serve for a one-year term expiring at the 2010 annual meeting of shareholders or until her successor is duly elected and qualified, and with each of the Class 3 directors to serve a three-year term expiring at the 2012 annual meeting of shareholders or until his successor is duly elected and qualified;

•

approval of an amendment to our Restated Articles of Incorporation (our “Articles”) to increase the number of authorized shares of common stock of the Company from 45,000,000 shares to 445,000,000 shares;

•	approval of an amendment to our Stock Incentive Plan to increase in the number of shares of common stock authorized for issuance under the plan from 2,200,000 shares to 4,200,000 shares; and

•	ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

We will also consider any other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Who is entitled to vote at the Annual Meeting?

We have one class of voting securities outstanding, which is designated as common stock, and each share of common stock is entitled to one vote. You may vote all shares of our common stock that you owned at the close of business on March 13, 2009, the record date. As of the record date, 20,447,198 shares of our common stock were outstanding and entitled to vote at the Annual Meeting.

What constitutes a quorum?

The presence, in person or by proxy, of the holders of a majority of the shares of our common stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business.

What are the voting requirements to elect the directors and to approve the other proposals?

•

Proposal 1: The one Class 1 director and the two Class 3 directors who receive the greatest number of affirmative votes cast at the Annual Meeting, in person or by proxy, will be elected to the Board of Directors. You are not entitled to cumulate votes in electing directors.

•

Proposal 2: The affirmative vote of the holders of shares representing a majority of our outstanding shares of common stock is required to approve the proposed amendment to our Articles to increase the number of authorized shares of common stock.

•

Proposal 3: The affirmative vote of the holders of shares representing a majority of the votes cast at the Annual Meeting is required to approve the proposed increase in the number of shares of common stock authorized for issuance under the our Stock Incentive Plan.

•

Proposal 4: The affirmative vote of the holders of shares representing a majority of the votes cast at the Annual Meeting, in person or by proxy, is required to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm.

Our shareholders have no dissenters’ rights with respect to these proposals.

What is the effect of not voting?

The effect of not voting depends on the proposal and how the shares you own are held. If you are the holder of record of your shares and you do not attend the Annual Meeting or return a valid proxy, your shares will not be represented at the Annual Meeting and will not count toward the establishment of a quorum. If there is a quorum, failure to vote your shares will not affect the outcome of Proposal 1 (election of directors), which outcome is determined by a plurality of the votes cast, or Proposal 3 (approval of increasing the authorized shares under our Stock Incentive Plan) or Proposal 4 (ratification of our independent registered public accounting firm), which outcomes are determined by a majority of the votes cast. However, failure to vote your shares will have the effect of a vote against Proposal 2 (approval of amending our Articles to increase our authorized common stock), because the approval of Proposal 2 requires the affirmative vote of the holders of shares representing a majority of our outstanding common stock.

If your shares are held in street name (i.e., through a broker, bank, nominee, fiduciary or other custodian), your custodian may represent your shares at the Annual Meeting for the purpose of establishing a quorum. In the absence of voting instructions, your custodian may vote your shares in its discretion on routine matters such as Proposal 1 (election of directors) and Proposal 4 (ratification of our independent registered public accounting firm). However, if you do not give your custodian specific instructions on how to vote, your shares will not be voted on Proposal 2 (approval of amending our Articles to increase our authorized common stock) or Proposal 3 (approval of increasing the authorized shares under our Stock Incentive Plan). This inability of your custodian to vote your shares on Proposals 2 and 3 in the absence of specific instructions from you, which is known as a “broker non-vote,” will have the effect of a vote against each of Proposals 2 and 3.

How are votes withheld and abstentions treated?

An abstention occurs when you affirmatively instruct a vote to be withheld or when you are present at the meeting but have neither given a valid proxy nor cast a ballot. If you abstain from voting your shares, the shares subject to abstention will be treated as present at the Annual Meeting and will therefore be counted toward establishing the presence of a quorum. Abstentions are not treated as votes cast, however, so abstentions will have no effect on Proposal 1 (election of directors), which outcome is determined by a plurality of the votes cast, or Proposal 3 (approval of increasing the authorized shares under our Stock Incentive Plan) or Proposal 4 (ratification of our independent registered public accounting firm), which outcomes are determined by a majority of the votes cast. With respect to Proposal 2 (approval of amending our Articles to increase our authorized common stock), abstentions will have the same effect as a vote against the proposal.

How are the votes counted?

Shares of common stock represented by properly executed proxies that we receive at or before the Annual Meeting that have not been revoked will be voted at the Annual Meeting in accordance with the instructions contained on the proxy card. Proxies and ballots will be received and tabulated by Broadridge Financial Solutions, Inc., our inspector of elections for the Annual Meeting. Shares of common stock represented by properly executed proxies for which no instruction is given will be voted FOR the election of the nominees for director, FOR the amendment of our Articles to increase our authorized common stock, FOR the increase in authorized shares under our Stock Incentive Plan, and FOR ratification of the selection of our independent registered public accounting firm.

There are several ways to ensure that your shares are voted. You may vote by internet or telephone using the instructions on the enclosed proxy card, or you may return your proxy card to us by mail using the postage-paid envelope we have provided. If you return your proxy card by mail, please fully complete, sign, date and return it promptly.

Can I change my vote after I have delivered my proxy?

If you are the registered holder of your shares, you may revoke a proxy at any time before its exercise by voting in person at the Annual Meeting or by delivering written notice of revocation to our chief financial officer at any time prior to the Annual Meeting. If your shares are held in street name, you must contact your broker, bank or other custodian to obtain a proxy to vote your shares if you wish to cast your vote in person at the Annual Meeting or to change your vote. If the Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Annual Meeting (except for any proxies that have at that time effectively been revoked or withdrawn), even if the proxies had been effectively voted on the same or any other matter at a previous meeting.

Who pays the cost of soliciting votes for the Annual Meeting?

We will bear the cost of soliciting proxies from our shareholders. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, e-mail, in person or otherwise. We will not additionally compensate our directors, officers and employees for this solicitation but will reimburse them for any out-of-pocket expenses that they incur. We will reimburse persons who hold our common stock of record but not beneficially, such as brokerage firms, nominees, fiduciaries and other custodians, for the reasonable expenses they incur in forwarding solicitation materials to, and requesting authority for the exercise of proxies from, the persons for whom they hold the shares.

What is the recommendation of the Board of Directors?

The Board of Directors recommends that you vote FOR the election of the nominees for director, FOR the amending our Articles to increase our authorized common stock, FOR the increase in authorized shares under our Stock Incentive Plan, and FOR ratification of the selection of our independent registered public accounting firm.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our bylaws provide that the Board of Directors of Targeted Genetics, or the Board, shall be composed of not less than one nor more than nine directors. We currently have six directors, each of whom is placed into one of three classes such that, to the extent possible, there are an equal number of directors in each class. Directors generally hold office for a three-year term or until a successor is duly elected and qualified. If, however, a director resigns from the Board before his or her term expires, and if the board elects or appoints a director to fill the vacancy, such director must be elected by the shareholders at the next meeting of shareholders at which directors are elected to complete the balance of that term.

At the Annual Meeting, one Class 1 director and two Class 3 directors are to be elected. Unless they receive contrary instructions, the persons named as proxies on the enclosed proxy card intend to cast votes represented by properly executed proxy cards for the election of the nominees named in this proxy statement. If a nominee should become unavailable for any reason, the persons named as proxies intend to cast votes for election of a substitute nominee designated by the Board. The Board has no reason to believe that any of the nominees named will be unable to serve if elected. If a quorum is present, the nominee receiving the highest number of votes cast at the Annual Meeting, in person or by proxy, for Class 1 director will be elected to serve as a Class 1 director, and the two nominees receiving the highest number of votes cast at the Annual Meeting, in person or by proxy, for Class 3 director will be elected to serve as Class 3 directors.

Director Jack L. Bowman (a Class 1 director) resigned from the Board effective May 15, 2008, and H. Stewart Parker (a Class 3 director) resigned from the Board effective November 14, 2008. On November 14, 2008, the Board appointed B.G. Susan Robinson to fill the Class 1 vacancy on the Board.

B.G. Susan Robinson has been nominated for election to the Board as a Class 1 director, and Nelson L. Levy and Michael S. Perry have been nominated for re-election to the Board as Class 3 directors. If Dr. Levy and Dr. Perry are re-elected, and Ms. Robinson is elected, the following persons will constitute our Board following the Annual Meeting:

Name	Age	Class	Director Since	Term Expires
B.G. Susan Robinson	47	1	2008	2010
Jeremy L. Curnock Cook (chairman)	59	1	1995	2010
Joseph M. Davie	69	2	2000	2011
Roger L. Hawley	56	2	2005	2011
Nelson L. Levy	67	3	1999	2012
Michael S. Perry	49	3	2005	2012

Biographical Information

Nominees

B.G. Susan Robinson has served as President and CEO and a director of Targeted Genetics since November 2008. Ms. Robinson served as our Vice President, Business Development from December 2001 to November 2008, and as our Senior Director, Business Development from March 2000 to December 2001. Prior to joining Targeted Genetics, Ms. Robinson served as Director, Business Development at Genzyme Molecular Oncology, a tracking stock of Genzyme Corporation. Prior to Genzyme, and over a nine-year period, Ms. Robinson held increasingly responsible positions in corporate development and corporate communications for two biotechnology companies. Ms. Robinson also serves as an officer and director of each of our wholly-owned subsidiaries, Genovo, Inc. and TGCF Manufacturing Corporation. Ms. Robinson holds a B.S. in Biology from Yale University.

Nelson L. Levy has served as a director of Targeted Genetics since May 1999. Since 1993, Dr. Levy has served as chairman of the board and chief executive officer of CoreTechs Corporation, a privately held company that focuses on the development and marketing of early-stage technologies. Dr. Levy served as president of Fujisawa Pharmaceutical Company, the North American subsidiary of Japan’s third-largest pharmaceutical company, from 1992 to 1993, as chief executive officer of CoreTechs Corporation from 1984 to 1992 and as vice president for pharmaceutical Research at Abbott Laboratories from 1981 to 1984. Dr. Levy served as a tenured professor of microbiology and immunology at Duke University from 1970 to 1981. Dr. Levy currently serves as a director of several privately held companies and is on the scientific advisory boards of several public and privately held biotechnology and pharmaceutical companies. Dr. Levy holds a B.A. from Yale University, an M.D. from Columbia University College of Physicians and Surgeons and a Ph.D. from Duke University.

Michael S. Perry has served as a director of Targeted Genetics since November 2005. Dr. Perry is currently chief development officer at VIA Pharmaceuticals, Inc., a publicly held drug development company, and is also a venture partner with Bay City Capital, a venture capital firm. Dr. Perry served as chairman and chief executive officer of Extropy Pharmaceuticals, Inc., a privately held pediatric specialty pharmaceutical company, from 2003 to 2005. From 2002 to 2003, Dr. Perry served as president and chief executive officer of Pharsight Corporation, a publicly held software and consulting services firm. From 2000 to 2002, Dr. Perry served as global head of research and development for Baxter BioScience. From 1994 to 2000, Dr. Perry was president and chief executive officer of both SyStemix Inc. and Genetic Therapy Inc., two wholly owned subsidiaries of Novartis Corp. Prior to 1994, Dr. Perry held various management positions with Syntex Corporation, Schering-Plough Corporation and BioResearch Laboratories, Inc. Dr. Perry holds a Doctor of Veterinary Medicine, a Ph.D. in Biomedical Science-CardioPulmonary Pharmacology and a B.S. in Physics from the University of Guelph.

Continuing Directors

Jeremy L. Curnock Cook has served as a director of Targeted Genetics since July 1995 and as chairman of the Board since February 1998. Since August 2000, Mr. Cook has served as Chairman of International Bioscience Managers Limited. From August 2000 to August 2008, he served as executive chairman of Bioscience Managers Limited, a corporate and investment advisory firm. From 1987 to 2000, Mr. Cook was a director of Rothschild Asset Management Limited, a corporate and investment advisory company, and was responsible for the Rothschild Bioscience Unit. Mr. Cook founded the International Biochemicals Group in 1975, which was sold to Royal Dutch Shell in 1985, where he served as managing director until 1987. Mr. Cook currently serves as chairman of the board of directors of Eacom Timber Corporation, a publicly held timber trading company. He is also a director of Osteologix, Inc., a publicly held pharmaceutical company, and several publicly held and privately held companies outside the United States. Mr. Cook holds a M.A. in Natural Sciences from Trinity College, Dublin.

Joseph M. Davie has served as a director of Targeted Genetics since October 2000. Dr. Davie was employed by Biogen, Inc., a biopharmaceutical company, from 1993 until his retirement in 2000, most recently serving as senior vice president, research. From 1987 to 1993, Dr. Davie held several positions at G.D. Searle & Co., including president of research and development and senior vice president of science and technology. Dr. Davie was professor and head of the Department of Microbiology and Immunology at Washington University School of Medicine from 1975 to 1987. He currently serves as a director of Curis, Inc. and CV Therapeutics, Inc., both publicly held biopharmaceutical companies, and several privately held companies. Dr. Davie holds an A.B., M.A. and Ph.D. in bacteriology from Indiana University and a M.D. from Washington University School of Medicine.

Roger L. Hawley has served as a director of Targeted Genetics since August 2005. Since February 2006, Mr. Hawley has served as chief executive officer of Zogenix, Inc., a privately held specialty pharmaceutical company. From July 2003 until January 2006, Mr. Hawley served as executive vice president, commercial and technical operations of InterMune, Inc, a publicly held biopharmaceutical company. From October 2002 to June 2003, Mr. Hawley served as chief commercial officer at Prometheus Laboratories, Inc., a specialty pharmaceutical company. From 2001 to 2002, Mr. Hawley served as vice president/general manager of sales and marketing at Elan Pharmaceuticals, Inc., a publicly held biopharmaceutical company. From 1987 to 2001, Mr. Hawley held various management positions in corporate finance, sales, and marketing at GlaxoSmithKline, Inc. Prior to joining GlaxoSmithKline, Mr. Hawley spent 12 years in financial management with Marathon Oil Company. Since April 2007, Mr. Hawley has also served as a director of Cypress Bioscience, Inc., a publicly held biotechnology company. Mr. Hawley holds a B.S. in accounting from Eastern Illinois University.

Director Independence

The Board has determined that each of the following directors is an independent director as defined in the rules of the Nasdaq Capital Market, or NASDAQ: Mr. Cook, Dr. Davie, Mr. Hawley, Dr. Levy and Dr. Perry and, when he was serving on the Board, Mr. Bowman. Ms. Robinson is not independent because she is employed as our president and chief executive officer, and Ms. Parker was not independent when she was serving on the Board because she was employed as our president and chief executive officer.

The Board has also determined that each member of the three committees of the Board meets the independence requirements applicable to those committees, as prescribed by NASDAQ and the Securities and Exchange Commission, or SEC. In addition, the Board of Directors has determined that each member of the Audit Committee, Messrs. Cook and Hawley and Dr. Levy, meets the financial literacy requirements applicable to audit committees under NASDAQ rules and is an “audit committee financial expert,” as that term is defined by the SEC.

Board Committees

The Board maintains three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each year, committee and committee chair assignments are made at the Board of Directors meeting immediately following the annual meeting of shareholders. The composition of each committee is as follows:

Audit	Compensation	Nominating and Corporate Governance
Roger L. Hawley*	Michael S. Perry*	Joseph M. Davie*
Jeremy L. Curnock Cook	Joseph M. Davie	Jeremy L. Curnock Cook
Nelson L. Levy	Roger L. Hawley

*	Chairman

Audit Committee.    The Audit Committee operates under an amended and restated written charter adopted by the Board on September 22, 2008. A copy of this charter is also available on our web site at http://www.targetedgenetics.com. The Audit Committee has general responsibility for monitoring our finance, accounting, audit, review and attest activities and internal controls. In addition, the Audit Committee selects and engages our independent registered public accounting firm and ensures that such firm understands that it shall be ultimately accountable to and report to the Audit Committee. The Audit Committee has the sole authority to retain, evaluate, terminate and replace the independent registered public accounting firm. The report of the Audit Committee is set forth in the section entitled “Audit Committee Report” on page 19 of this proxy statement.

Compensation Committee.    The Compensation Committee operates under an amended and restated written charter adopted by the Board on May 17, 2007. A copy of this charter is available on our web site at www.targetedgenetics.com. The Compensation Committee establishes salaries, incentive compensation, option and stock grants and other forms of compensation for our executive officers and makes recommendations regarding the compensation for non-officer employees, non-employee directors and consultants. The Compensation Committee also supervises the administration of our various incentive compensation and benefit plans, including our stock plans, and recommends the establishment of policies relating to our incentive compensation and benefit plans.

Nominating and Corporate Governance Committee.    The Nominating Committee operates under a written charter adopted by the Board on March 4, 2004. A copy of this charter is available on our web site at www.targetedgenetics.com. The Nominating Committee helps to ensure that the Board is appropriately constituted to meet its fiduciary obligations to the company and our shareholders, monitors and safeguards the independence of the Board and provides a leadership role in shaping our corporate governance.

Board and Committee Meetings

During fiscal year 2008, the Board held a total of fifteen meetings; the Audit Committee held a total of four meetings; the Compensation Committee held a total of three meetings and took additional action by unanimous written consent on two occasions; and the Nominating Committee held two meetings. During fiscal year 2008, each director attended at least 75% of the aggregate of all of the meetings of the Board and all of the meetings of the Board committees on which he or she served.

It is the practice of the Board for the non-management directors to meet without management present at each of the regularly scheduled meetings of the Board. If the Board convenes a special meeting, the non-management directors meet in executive session if circumstances warrant.

Director Nomination Process

In accordance with its charter, the Nominating and Corporate Governance Committee, or Nominating Committee, is responsible for developing criteria for identifying and evaluating nominees for the Board. The charter of the Nominating Committee describes the process by which candidates for possible inclusion in our recommended slate of director nominees are selected.

The Nominating Committee has two primary methods for identifying candidates beyond those proposed by our shareholders. On a periodic basis, the Nominating Committee may solicit ideas for possible candidates from a number of sources, including members of the Board, senior-level management, individuals personally known to the members of the Board, and research, including publications, databases and Internet searches. In addition, the Nominating Committee may from time to time use its authority under its charter to retain a search firm to identify candidates. At a minimum, a nominee must have significant management or leadership experience that is relevant to our business, as well as the highest standards of ethical conduct.

In accordance with our bylaws and applicable law, recommendations for nominations for the election of directors for consideration by the Nominating Committee may be made by any shareholder of record entitled to vote for the election of directors at shareholder meetings held for such purpose. The requirements a shareholder must follow for recommending persons for consideration by the Nominating Committee for election as directors are set forth in our bylaws and the section of this proxy statement entitled “Shareholder Proposals for the 2010 Annual Meeting.”

Subject to the superior rights, if any, of the holders of any class or series of stock that we may issue in the future having a preference over our common stock, if a shareholder complies with the procedures for recommending persons for consideration by the Nominating Committee for election as directors, the Nominating Committee will conduct the appropriate and necessary inquiries into the backgrounds, qualifications and skills of the shareholder-recommended candidates and, in the exercise of the Nominating Committee’s independent judgment and in accordance with the policies and procedures adopted in its charter, will determine whether to recommend the shareholder-recommended candidates to the Board for inclusion in the list of candidates for election as director at the next shareholders meeting at which directors will be elected.

The Nominating Committee will consider all candidates identified through the processes described above and will evaluate each of them, including incumbents, based on the same criteria. If, based on the Nominating Committee’s initial evaluation, a candidate continues to be of interest, the Nominating Committee will generally conduct interviews and arrange for appropriate background and reference checks.

Shareholder Communications with Board of Directors

Interested shareholders can send communications to our Board of Directors, a committee of our Board of Directors and individual directors by writing to them care of: Corporate Secretary, Targeted Genetics Corporation, 1100 Olive Way, Suite 100, Seattle, Washington 98101. The outside of the envelope should prominently indicate for whom the correspondence is intended. The Corporate Secretary will forward such communication to our Board of Directors, the appropriate committee of our Board of Directors or individual directors, as the case may be, unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

Director Attendance at Annual Meeting of Shareholders

It is our policy that our directors attend the annual meeting of shareholders. At the time of our 2008 annual meeting of shareholders, the Board was comprised of seven directors, all of whom attended the annual meeting.

Director Compensation

The following table sets forth the compensation provided in 2008 to each of our directors who were neither employees nor officers of Targeted Genetics. Directors who are our employees do not receive any fees for their services as directors.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(1)(2) ($)	Total
Jack L. Bowman(3)	$15,750	$—	$—	$15,750
Jeremy L. Curnock Cook(4)	55,000	24,943	—	79,943
Joseph M. Davie(5)	46,000	16,628	—	62,628
Roger L. Hawley(6)	44,750	16,628	—	61,378
Nelson L. Levy(7)	41,000	16,628	—	57,628
Michael S. Perry(8)	37,333	16,628	—	53,961

(1)	Reflects the dollar amount we are required under SEC rules to recognize for financial statement reporting purposes for 2008, in accordance with the provisions of Statement of Financial Accounting Standards, “Share-Based Payment,” or SFAS No. 123R. Pursuant to SEC rules, the amounts shown exclude the effect of estimated forfeitures. SFAS No. 123R requires us to estimate forfeiture when awards are granted and reduce estimated compensation expense accordingly, and in our audited consolidated financial statements, compensation expense is adjusted for estimated forfeitures. Except as otherwise specified with respect to actual forfeitures in 2008, the amounts shown in this table assume that none of the awards will be forfeited. See Note 10 of the consolidated financial statements contained in our annual report for the fiscal year ended December 31, 2008 regarding the assumptions underlying the valuation of equity awards. The amounts shown reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the executive officer. As of the date of this proxy statement, all options reflected in this table have an exercise price that is greater than the price of our common stock.

(2)	In 2008, we granted stock awards, consisting of restricted stock units, or RSUs, to directors rather than stock options. This column reflects the current year expense for stock options granted in prior years.

(3)	Mr. Bowman resigned from the Board effective May 15, 2008. Upon his resignation, Mr. Bowman forfeited 10,000 RSUs. At December 31, 2008, Mr. Bowman held outstanding options to purchase 13,500 shares of our common stock.

(4)	At December 31, 2008, Mr. Cook held outstanding options to purchase 15,000 shares of our common stock and outstanding stock awards, consisting of restricted stock units, or RSUs, for 15,000 shares of our common stock.

(5)	At December 31, 2008, Dr. Davie held outstanding options to purchase 13,500 shares of our common stock and outstanding stock awards, consisting of RSUs, for 10,000 shares of our common stock.

(6)	At December 31, 2008, Mr. Hawley held outstanding options to purchase 8,000 shares of our common stock and outstanding stock awards, consisting of RSUs, for 10,000 shares of our common stock.

(7)	At December 31, 2008, Dr. Levy held outstanding options to purchase 13,500 shares of our common stock and outstanding stock awards, consisting of RSUs, for 10,000 shares of our common stock.

(8)	At December 31, 2008, Dr. Perry held outstanding options to purchase 8,000 shares of our common stock and outstanding stock awards, consisting of RSUs, for 10,000 shares of our common stock.

See the section entitled “Management — Executive Compensation — Summary Compensation Table” for disclosure related to Ms. Parker and Ms. Robinson, each of whom served as both a director and an executive officer in 2008.

Cash Compensation for Non-Employee Directors.    Non-employee directors are compensated for their service on the Board and on any committee of the Board, as well as their attendance at Board and committee meetings. We also reimburse our directors for reasonable travel expenses incurred for attending meetings. For each fiscal year, non-employee directors receive the following cash compensation:

	Annual Retainer	Attendance Fees (per meeting)
Board of Directors	$15,000 ($20,000 for the chairman)	$1,500 ($2,000 for the chairman)
Audit Committee	$4,000 ($5,000 for the chairman)	$1,000 ($1,500 for the chairman)
Compensation Committee	$3,000 ($4,000 for the chairman)	$1,000 ($1,500 for the chairman)
All other Board committees	$1,000 ($4,000 for the chairman)	$1,000 ($1,500 for the chairman)

Until November 2008, non-employee directors received the same compensation for telephonic and in-person meetings. As of November 2008, until the Board determines otherwise, non-employee directors are not compensated for attendance at telephonic meetings of the Board or Board committees.

Stock Awards for Non-Employee Directors.    Under our stock compensation program for non-employee directors, new directors receive an initial grant of RSUs for 30,000 shares of common stock, which vest in three substantially equal installments on each of the first through third annual anniversaries of the date of grant. In the event of a change of control, all unvested RSUs under these initial grants will accelerate. Additionally, on an annual basis, we grant each director RSUs for 10,000 shares of common stock (15,000 shares for the chairman of the Board), which vest on the first anniversary of the date of grant. In the event of a change of control, all unvested RSUs under these annual grants will accelerate. These grants are generally approved at the annual Board of Directors meeting that immediately follows the annual meeting of shareholders.

The Board of Directors recommends a vote FOR the election of Dr. Levy, Dr. Perry and Ms. Robinson.

PROPOSAL TWO

AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION

TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Our Board of Directors has approved, and recommends that our shareholders approve, an amendment to our Restated Articles of Incorporation in substantially the form attached to this proxy statement as Annex A. The current number of authorized shares of common stock of the Company is 45,000,000 shares. This proposed amendment would increase the number of authorized shares of our common stock to 445,000,000 shares.

Approval of this amendment requires the affirmative vote of the holders of shares representing a majority of our outstanding shares of common stock. If approved by our shareholders, the amendment will become effective upon its filing with the Secretary of State of Washington.

As of March 13, 2009, the record date, 20,447,198 shares of our common stock were outstanding. As of that date, we had reserved an aggregate of 2,547,944 shares of our common stock for (a) future issuance upon the exercise of options or vesting of RSUs outstanding under our stock plans, and (b) the exercise of options or vesting of RSUs that may be granted in the future under our stock plans. In addition, we had reserved 7,913,861 shares issuable upon the exercise of outstanding warrants. As of the record date, the number of authorized shares of our common stock was 45,000,000 shares, with 15,154,265 shares available for future issuance. As a result of the increase in authorized shares of our common stock to be effected by this proposed amendment, the number of authorized shares of our common stock would be 445,000,000 shares.

We propose to increase the number of authorized shares of our common stock by 400,000,000 to enable us to consider potential future issuances of stock that may be desirable or necessary to accommodate our business plan. We are currently seeking to fund our continuing operations by raising additional capital through issuances of common stock or securities convertible into common stock, and if we are successful in doing so, we will issue additional shares of common stock or securities convertible into common stock in connection with such capital-raising transactions. We may also issue additional shares of common stock in connection with the acquisition of complementary businesses or technologies, or in connection with providing grants of stock-based compensation (such as stock options or RSUs) to our employees or for other general corporate purposes. Except for: (a) options and RSUs outstanding under our stock plans, (b) warrants issued in 1999 to Alkermes, Inc. in connection with a technology license agreement, (c) warrants issued in connection with our January 2007 private placement, and (d) warrants issued in connection with our June 2007 private placement, which collectively total 8,978,907 issuable shares as of the record date, we currently do not have any definitive and present plans, commitments or understandings that would require the issuance of additional shares of common stock.

Once authorized, the additional shares of common stock may be issued upon the approval of our Board of Directors but without further approval of our shareholders, unless shareholder approval is required under any applicable law or rule of any securities market on which our securities are traded. The additional shares of common stock would have rights identical to those of our currently outstanding common stock. The proposed increase in the number of shares of authorized common stock, and any future issuance of the additional shares, will not affect the rights of our current holders of common stock, except for effects that are incidental to the increase, such as dilution that would result from any future issuance of additional authorized shares of common stock. The holders of our common stock are not entitled to preemptive rights with respect to the issuance of additional shares of common stock or securities convertible into or exercisable for common stock.

The increase in the number of authorized shares of common stock and the subsequent issuance of all or a portion of those shares could have the effect of delaying or preventing a change of control without further action by our shareholders. Subject to applicable law and stock exchange requirements, we could issue shares of authorized and unissued common stock in one or more transactions that would make a change of control more difficult and therefore less likely. Any issuance of additional shares could have the effect of diluting the stock ownership and voting rights of an entity seeking to obtain control of Targeted Genetics.

Approval of the amendment to our Articles to increase the number authorized shares of common stock requires the affirmative vote of a majority of our outstanding shares of common stock. Abstentions and broker non-votes will have the same effect as votes against this proposal.

Our Board of Directors believes that approval of this amendment to our Articles is in the best interest of our shareholders and is necessary to provide us with the flexibility to pursue additional capital financing opportunities and licensing and other strategic transactions, to provide grants of stock-based compensation to our employees and to meet our general corporate needs. If this amendment is not approved, we will have insufficient shares of common stock authorized to complete these types of transactions in the future and to carry out our business plan.

The Board of Directors recommends that you vote FOR Proposal Two.

PROPOSAL THREE

AMENDMENT OF THE TARGETED GENETICS STOCK INCENTIVE PLAN

The Board has approved, subject to shareholder approval, an amendment to the Targeted Genetics Corporation Stock Incentive Plan (the “Plan”), that increases the number of shares of common stock authorized for issuance under the Plan by 2,000,000 shares, from 2,200,000 to 4,200,000 shares. The Plan was last amended and restated by the Board on March 26, 2007 and subsequently approved by our shareholders on May 17, 2007.

The Board believes that long-term incentive compensation programs align the interests of management, employees and our shareholders to create long-term shareholder value. The Board believes that plans such as the Plan increase our ability to achieve this objective, especially, in the case of the Plan, by giving us maximum flexibility to fashion future equity-based compensation by using stock appreciation rights, stock grants and stock units in addition to stock options. The Board believes that the increase in the number of shares issuable under the Plan is necessary to provide sufficient stock options, stock appreciation rights, stock grants and/or stock units to attract and retain the services of experienced and knowledgeable employees in our competitive biotechnology industry, and to preserve certain corporate income tax deductions that may become available to us.

The amendment to the Plan will be effective upon an affirmative vote of the holders of shares representing a majority of the votes cast at the Annual Meeting. If the amendment to the Plan to increase the shares available for issuance is not approved, then the Board will be limited in the amount of stock-based compensation it is able to provide. As of the record date, we had only 419,630 shares remaining available for grant under the Plan.

Description of the Plan

The following is a summary of the principal features of the Plan. The summary is not a complete description of the provisions in the Plan, however, and is qualified in its entirety by reference to the full text of the Plan. A copy of the Plan, as proposed to be approved, is attached to this proxy statement as Annex B.

Purpose

The Plan is intended to promote our success by providing a vehicle under which a variety of equity-based incentive awards can be granted to our employees, consultants and directors.

General

The Plan provides for the granting of stock options, stock appreciation rights, or SARs, stock grants and stock units (including RSUs), collectively referred to as Awards, to employees, consultants and directors who provide services to the Company, collectively referred to as participants. As of March 13, 2009, approximately 50 employees, directors and consultants are eligible to participate in the Plan.

If the amendment to the Plan is approved by our shareholders, the number of shares of our common stock authorized for Awards under the Plan will be 4,200,000 shares, which represents an increase of 2,000,000 shares. For purposes of determining the number of shares available for grant under the Plan, the number of shares issuable pursuant to all Awards (including SARs) granted under the Plan are subtracted from the number of shares authorized for issuance under the Plan. As of the record date, March 13, 2009, the number of shares available for grant under the Plan was 419,630 shares.

Administration of the Plan

The Plan can be administered by our Board or Compensation Committee or a combination of the two. In general, the members of the Compensation Committee must qualify as “non-employee directors” under Rule 16b-3 under the Securities Exchange Act of 1934, or the Exchange Act, for purposes of qualifying Awards as exempt from liability under Section 16(b) of Exchange Act, and as “outside directors” under Section 162(m) of the Internal Revenue Code, or the Code, for purposes of qualifying Awards as “performance-based compensation” under Section 162(m) of the Code. However, the Board may appoint one or more separate committees of the Board who need not qualify as “non-employee directors” or “outside directors” to administer the Plan with respect to Key Service Providers not covered by Section 16 of the Exchange Act or Section 162(m) of the Code. Unless our Board provides otherwise, the Compensation Committee will administer the Plan.

Subject to the terms of the Plan, the Compensation Committee has the sole discretion to determine the participants who may be granted Awards, the size and types of such Awards and the terms and conditions of such Awards. The Plan provides that, during any fiscal year, no person (other than non-employee directors) may be granted Awards covering more than 150,000 shares. However, during the fiscal year of a person’s initial year of service with us (other than non-employee directors), the maximum number of shares that may be granted to such person pursuant to Awards is 500,000 shares. The Plan also provides that no non-employee director may be granted Awards covering more than 50,000 shares during any fiscal year; however, shares received pursuant to stock grants in lieu of the non-employee director’s annual retainer fee(s) will not count against the 50,000 share annual limit.

Eligibility to Receive Awards

Our participants are eligible to be selected to receive one or more Awards. Only employees, directors and consultants are eligible for designation by the Compensation Committee, in its sole discretion, to receive Awards. The actual number of individuals who will receive Awards under the Plan cannot be determined because eligibility for participation in, and the granting of Awards under, the Plan is in the discretion of the Compensation Committee.

Stock Options

The Compensation Committee may grant nonstatutory stock options or incentive stock options, or ISOs (which are entitled to favorable tax treatment), or a combination of the two. ISOs may be granted only to employees of Targeted Genetics or employees of our subsidiaries. The number of shares covered by each stock option will be determined by the Compensation Committee. The Plan provides that ISOs can be granted up to the maximum number of shares reserved for issuance.

The price of shares of our common stock subject to each stock option is set by the Compensation Committee but cannot be less than 100% of the fair market value on the date of grant of the stock option. In addition, the exercise price of an ISO must be at least 110% of fair market value on the grant date if the employee owns stock possessing more than 10% of the total combined voting power of all classes of our stock or the stock of any of our subsidiaries.

The exercise price of each stock option must be paid in full at the time of exercise. The Compensation Committee also may permit payment through the tender of shares of our common stock that are already owned by the participant, or by any other means that the Compensation Committee determines to be consistent with the Plan’s purpose and applicable laws. Any taxes required to be withheld must be paid by the participant at the time of exercise.

Options become exercisable at the times and on the terms established by the Compensation Committee in the applicable stock option agreement. If the stock option agreement does not specify when the shares subject to the stock option will vest and become exercisable, the Plan provides that shares will vest quarterly over four years. Options expire at the times established by the Compensation Committee, which generally will not be more than ten years after the date of grant (subject to the key service provider’s continuous service).

Stock Appreciation Rights

The Compensation Committee determines the terms and conditions of each SAR. SARs may be granted in conjunction with a stock option, or may be granted on an independent basis. Subject to the limits described above, the number of shares covered by each SAR will be determined by the Compensation Committee. Upon exercise of a SAR, the participant will receive payment from us in an amount determined by multiplying: (i) the difference between the fair market value of a share on the date of exercise over the exercise price (fair market value of a share on the grant date), times (ii) the number of shares with respect to which the SAR is exercised. SARs may be paid in cash or shares of our common stock, as determined by the Compensation Committee. SARs are exercisable at the times and on the terms established by the Compensation Committee. The Plan provides that if the applicable SAR agreement does not specify when the shares subject to the SAR become exercisable, then the shares will vest over four years, with 25% of the shares vesting after one year of service and the remaining 75% vesting on a pro rata basis over the next 36 months.

Stock Grants and Stock Units

Stock grant awards are shares of our common stock that may or may not be subject to vesting, in accordance with the terms and conditions established by the Compensation Committee. Stock unit awards are bookkeeping entries that represent shares of our common stock that may or may not vest, in accordance with the terms and conditions established by the Compensation Committee. The Plan provides that if the applicable stock grant agreement or stock unit agreement does not specify when the shares will vest, then the shares subject to the award will vest in four equal annual installments. The holder of a stock grant awarded under the Plan has the same voting, dividend and other rights as the Company’s other shareholders. Holders of stock units do not have voting rights until their stock units vest and stock is actually issued to the holder.

In determining whether a stock grant or stock unit award should be made and/or the vesting schedule for such award, the Compensation Committee may impose whatever conditions to vesting that it determines to be appropriate. For example, the Compensation Committee may determine to award a stock grant or stock units only if performance goals established by the Compensation Committee are satisfied.

Performance Goals

The Compensation Committee, in its discretion, may apply performance goals to a participant with respect to an Award. At the Compensation Committee’s discretion, one or more of the following performance goals may apply: (i) operating income; (ii) earnings before interest, taxes, depreciation and amortization or EBITDA; (iii) earnings; (iv) cash flow; (v) market share; (vi) sales or revenue; (vii) expenses; (viii) cost of goods sold; (ix) profit/loss or profit margin; (x) working capital; (xi) return on equity or assets; (xii) earnings per share; (xiii) economic value added; (xiv) stock price; (xv) price/earnings ratio; (xvi) debt or debt-to-equity; (xvii) accounts receivable; (xviii) writeoffs; (xix) cash; (xx) assets; (xxi) liquidity; (xxii) operations; (xxiii) intellectual property (e.g., patents); (xxiv) product development; (xxv) regulatory activity, including clinical trial activity; (xxvi) manufacturing, production or inventory; (xxvii) mergers and acquisitions or divestitures; (xxviii) business development activities; (xxix) financings; (xxx) cash burn; and/or (xxxi) cash horizon. The Compensation Committee also may use other performance goals, in its discretion.

Nontransferability of Awards

In general, Awards granted under the Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution, and during the life of a participant, any Awards may be exercised only by the recipient. Notwithstanding the above, the Compensation Committee (or the Board, in the case of Awards granted to non-employee directors) may, in its discretion, permit Awards to be transferred to an individual or entity other than Targeted Genetics subject to such restrictions as the Compensation Committee or the Board may impose.

Dividend Equivalents

Recipients of Awards may, if so determined by the Compensation Committee (or by the Board in case of Awards to non-employee directors), be entitled to receive cash or stock dividends, or cash payments in amounts equivalent to cash or stock dividends declared with respect to shares of our common stock. The Compensation Committee or the Board may also provide that such cash or stock dividends shall be deemed to have been reinvested in additional shares of common stock or otherwise reinvested.

Corporate Transactions

In the event of certain corporate transactions, and subject to the applicable Award agreement, all outstanding Awards will be subject to the applicable agreement of merger or reorganization, which may provide for the assumption, substitution or continuation of outstanding awards, exchange for other property, accelerated vesting, or cancellation without consideration. Awards that are not assumed, substituted or continued will terminate upon consummation of the corporate transaction.

Awards Under the Plan

Awards under the Plan will be made at the discretion of the Compensation Committee. The Compensation Committee has not made any decisions on the amount and type of Awards that are to be made in future years under the Plan.

Amendment and Termination of the Plan

Our Board generally may amend or terminate the Plan at any time and for any reason; provided, however, that any such amendment shall be subject to the approval of the shareholders to the extent required by applicable law or regulation. Unless sooner terminated by our Board, the Plan will terminate on May 17, 2017.

Number of Awards Granted

The Awards that any participant may receive under the Plan in the future, and the number of shares covered by any such Award, is in the discretion of the Compensation Committee or the Board,

and therefore cannot be determined in advance. The following table sets forth (i) the dollar value of the RSUs and stock awards awarded under the Plan during 2008, and (ii) the aggregate number of shares of RSUs and stock awards awarded under the Plan during 2008. No stock options were granted during 2008.

NEW PLAN BENEFITS

Targeted Genetics Corporation Stock Incentive Plan

Name of Individual or Group	Dollar Value ($)(1)	Units of Restricted Stock Awarded (#)
B.G. Susan Robinson President, Chief Executive Officer and Director	$7,700	35,000
H. Stewart Parker, Former President, Chief Executive Officer and Director(2)	44,000	200,000
David G. Poston Vice President, Finance, Chief Financial Officer, Treasurer and Secretary	7,700	35,000
Barrie J. Carter, Former Executive Vice President and Chief Scientific Officer(3)	7,700	35,000

All current executive officers, as a group (2 persons)	15,400	70,000

All current directors who are not executive officers, as a group (5 persons)	12,100	55,000

All employees who are not executive officers, as a group (84 persons)	68,640	312,000

(1)	The dollar values set forth in this table reflects the value of RSUs granted to each named person for 2008, based on the closing price of $0.22 for our common stock on December 31, 2008.

(2)	Ms. Parker resigned from the Company in November 2008.

(3)	Dr. Carter resigned from the Company in November 2008.

Tax Aspects

A recipient of a stock option or SAR will not have taxable income upon the grant of the stock option or SAR. For stock options (other than ISOs) and SARs, the participant will recognize ordinary income upon exercise in an amount equal to the appreciation value, which is the excess of the fair market value of the shares over the exercise price, on the date of exercise. In the United States, any gain or loss recognized upon any later disposition of the shares generally will be capital gain or loss.

Purchase of shares upon exercise of an ISO will not result in any taxable ordinary income to the participant, but may result in alternative minimum tax liability. Gain or loss recognized by the participant on a later sale or other disposition will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares transferred upon the exercise of the ISO for a specified period. Any ordinary income recognized will be in the amount, if any, by which the lesser of the fair market value of such shares on the date of exercise or the amount realized from the sale exceeds the exercise price.

Unless the participant elects to be taxed at the time of receipt of a stock grant award that is subject to vesting, the participant will not have taxable income upon receipt, but upon vesting. The participant will recognize ordinary income equal to the fair market value of the shares at the time of vesting (minus any amount paid for the stock grant). A participant who is granted stock units will not have taxable income upon receipt of the Award of stock units; instead the participant will be taxed upon settlement of the Award. The participant will recognize ordinary income equal to the fair market value of the shares or the amount of cash received by the participant.

In addition, Section 409A of the Code imposes certain restrictions on deferred compensation arrangements. Awards that are treated as deferred compensation under Section 409A of the Code are intended to meet the requirements of this section of the Code or the exceptions to treatment as deferred compensation subject to this section of the Code.

At the discretion of the Compensation Committee, the Plan allows a participant to satisfy tax withholding requirements under U.S. federal and state tax laws or applicable foreign tax laws in connection with the exercise or receipt of an Award by electing to have shares of common stock withheld, or by delivering to us already-owned shares, having a value no greater than the minimum amount required to be withheld.

We will be entitled to a tax deduction in connection with an Award under the Plan only in an amount equal to the ordinary income realized by the participant and at the time the participant recognizes such income. In addition, Section 162(m) of the Code contains special rules regarding the federal income tax deductibility of compensation paid to our chief executive officer and to each of certain of our other executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if we comply with conditions imposed by Section 162(m) so that such compensation can be classified as “performance-based compensation” under Section 162(m) of the Code, including, but not limited to, the establishment of a maximum number of shares with respect to which Awards may be granted to any one key service provider during one fiscal year. The Plan has been designed to permit the Compensation Committee to grant Awards that satisfy the requirements of Section 162(m), thereby permitting us to continue to receive a federal income tax deduction in connection with such Awards.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION ON PARTICIPANTS AND TARGETED GENETICS WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Securities Authorized for Issuance under the Equity Compensation Plan

The following table provides information regarding securities issuable under our equity compensation plans as of December 31, 2008.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,391,126	$15.54	328,180
Equity compensation plans not approved by security holders	—	—	—
Total	1,391,126	15.54	328,180

(1)	Represents shares issuable with respect to options and RSUs issued and issuable under our Stock Incentive Plan, our 1992 Restated Stock Option Plan, and the 2000 Genovo Inc. Roll-Over Stock Option Plan. Does not include warrants covering an aggregate of 7,913,861 shares, with a weighted average exercise price of $3.95, issued to investors in 2007 in connection with private equity financings.
(2)	The weighted-average exercise price does not include the shares issuable upon vesting of RSUs, which have no exercise price.

The Board of Directors recommends that you vote FOR Proposal Three.

PROPOSAL FOUR

RATIFICATION OF THE SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2009. We are asking our shareholders to ratify this selection. If our shareholders fail to ratify the selection of Ernst & Young, the Audit Committee and our Board of Directors will consider whether to retain Ernst & Young and may retain that firm or another firm without resubmitting the matter to our shareholders. Even if the selection of Ernst & Young is ratified, the Audit Committee, at its discretion, may direct the appointment of a different firm at any time during the year if the Audit Committee determines that a change would be in the best interest of Targeted Genetics or our shareholders.

The affirmative vote of the holders of shares representing a majority of the votes cast at the Annual Meeting, in person or by proxy, is required to ratify the selection of Ernst & Young as our independent registered public accounting firm.

Ernst & Young has served as our independent accounting firm since 1989, when Targeted Genetics was formed as a department within Immunex Corporation. Representatives of Ernst & Young are expected to attend the Annual Meeting, be available to respond to appropriate questions from shareholders and have the opportunity to make a statement if they desire to do so.

Our management is responsible for our internal controls and the financial reporting process. Our independent registered public accounting firm, Ernst & Young, is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report on its audit.

Fees

The fees billed by Ernst & Young for the indicated services performed during the fiscal years ended December 31, 2007 and December 31, 2008 were as follows:

	Fiscal 2008	Fiscal 2007
Audit fees	$381,000	$384,000
Audit-related fees	—	—
Tax fees	—	20,000

Total fees	$381,000	$404,000

Services rendered by Ernst & Young in connection with the fees presented above were as follows:

Audit fees:    Consists of fees related to professional services rendered in connection with the audit of our annual consolidated financial statements, the reviews of the consolidated financial statements included in each of our quarterly reports on Form 10-Q and accounting consultations that relate to the audited consolidated financial statements and are necessary to comply with generally accepted auditing standards.

Audit-related fees:    Consists of fees related to assurance and related services that are reasonably related to the performance of the audit or review of the consolidated financial statements and are not reported as audit fees.

Tax fees:    Consists of fees billed for professional services related to federal and state tax return preparation.

All fees incurred in 2008 and 2007 and billed by outside auditors were pre-approved by the Audit Committee.

Our Audit Committee has determined that Ernst & Young’s rendering of the non-audit services is compatible with maintaining auditor independence. The Audit Committee has adopted a policy for the pre-approval of services provided by our independent registered public accounting firm. Under the policy, pre-approval is generally provided for particular services or categories of services, including planned services, project-based services and routine consultations projects. Each category is subject to a specific budget or quarterly dollar amount. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, our independent registered public accounting firm is required to provide detailed back-up documentation at the time of approval. The Audit Committee has delegated certain pre-approval authority to its Chairman. The Chairman must report any decisions to the Audit Committee at its next scheduled meeting.

The Board of Directors recommends that you vote FOR Proposal Four.

AUDIT COMMITTEE REPORT

In 2008, the Audit Committee met and held discussions with management and the independent registered public accounting firm. In addition, the members of the Audit Committee individually reviewed the company’s consolidated financial statements before they were filed with the SEC in the company’s quarterly reports on Form 10-Q and annual report on Form 10-K. Management represented to the Audit Committee that the company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards, or SAS, No. 61, as amended by SAS No. 90, “Communication with Audit Committees.”

Our independent registered public accounting firm also provided to the Audit Committee the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board, and discussed with the Audit Committee its independence. The Audit Committee considered the compatibility of non-audit services with the firm’s independence.

Based on the Audit Committee’s discussion with management and the independent registered public accounting firm and its review of the representation of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that our Board of Directors include the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2008, to be filed with the SEC. The Audit Committee also evaluated the performance of Ernst & Young LLP and recommended to our Board of Directors that Ernst & Young LLP be selected as our independent registered public accounting firm for the year ending December 31, 2009.

Audit Committee

Roger L. Hawley (Chairman)

Jeremy L. Curnock Cook

Nelson L. Levy

MANAGEMENT

Executive Officers

The following table lists our executive officers, who will serve in the capacities noted until their successors are duly appointed and qualified.

Name	Age	Position
B.G. Susan Robinson	47	President, Chief Executive Officer and Director
David J. Poston	46	Vice President, Finance, Chief Financial Officer, Treasurer and Secretary

B.G. Susan Robinson’s biography is contained in the section of this proxy statement entitled “Proposal One — Election of Directors — Biographical Information.”

David J. Poston has served as our vice president, finance, chief financial officer and treasurer since January 2006 and as secretary since November 2008. From October 2005 until January 2006, Mr. Poston served as our acting chief financial officer and treasurer. Mr. Poston joined Targeted Genetics in 1999 as our director, finance and served as our senior director, finance from 2001 until his appointment as acting chief financial officer. Mr. Poston also served as secretary/treasurer of CellExSys, our majority-owned cell therapy subsidiary, from 2000 to its sale in 2004. Mr. Poston also serves as an officer and director of each of our wholly-owned subsidiaries, Genovo, Inc. and TGCF Manufacturing Corporation. Mr. Poston served as controller of Corixa Corporation from 1997 to 1998. He started his career in public accounting at KPMG in 1985. Mr. Poston holds a B.A. in business administration from the University of Puget Sound, where he graduated as the Norton Clapp Arete Scholar.

Key Employees

The following table lists our key employees, who will serve in the capacities noted until their successors are duly appointed and qualified.

Name	Age	Position
Richard W. Peluso	56	Vice President, Process Sciences and Manufacturing
Pervin Anklesaria	51	Vice President, Product Development

Richard W. Peluso has served as our vice president, process sciences and manufacturing since 2003. From 2001 to 2003, Dr. Peluso served as our senior director, technology development. Dr. Peluso served as director of vector assay development and characterization for Genovo, Inc. from 1999 until its acquisition by Targeted Genetics in 2001. Dr. Peluso holds a B.A. in biology from the University of Maryland and a Ph.D. in virology from The Rockefeller University.

Pervin Anklesaria has served as our vice president, product development since 2002. Dr. Anklesaria joined Targeted Genetics in 1993, previously serving as our vice president of research, director of research and development administration and staff scientist. Before joining Targeted Genetics, Dr. Anklesaria was an assistant professor in the Department of Radiation Oncology at the University Massachusetts Medical Center. Dr. Anklesaria holds a B.S. in microbiology and chemistry, a M.S. in biophysics and a Ph.D. in cell biology from the University of Bombay, India.

EXECUTIVE COMPENSATION

Overview.    The Compensation Committee of the Board has overall responsibility for approving and evaluating our executive compensation plans, policies and programs. The Compensation Committee is charged with, among other things:

•	reviewing and approving corporate and individual goals and objectives of the executive officers relevant to executive compensation;

•	evaluating the performance of the executive officers in light of such goals and objectives and determining compensation for the executive officers; and

•

overseeing the administration of our stock or cash-based compensation and incentive programs and approving grants and awards of stock options and other equity securities made to the executive officers.

The Compensation Committee consists of Joseph M. Davie, Roger L. Hawley and Michael S. Perry, all of whom are independent directors under the NASDAQ rules. Mr. Bowman, who was also an independent director, served on the Compensation Committee until his resignation from the Board of Directors effective May 15, 2008, and Mr. Hawley was appointed to the Compensation Committee on that date.

Objectives of Executive Compensation Program.    The Compensation Committee uses the various elements of executive compensation for different purposes, with the overall intended objectives of reward, motivation and retention of our executive officers, all with an eye toward achieving long-term shareholder value. The Compensation Committee believes that it is important for us to attract and retain qualified executive officers and, in order to achieve that goal, that their compensation be competitive relative to the compensation paid to similarly situated executives at comparable companies. The executive compensation program is designed to motivate our executive officers, individually and as a management group, to manage in the best interests of the shareholders and to reward them for doing so.

Summary Compensation Table for Fiscal Year 2008.    The following table outlines the compensation paid in 2008 and 2007 to each person who served as chief executive officer during 2008 and each of our other most highly paid executive officers for 2008. These persons are referred to as the “Named Executive Officers.”

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)

B.G. Susan Robinson(3)	2008	$257,500	$—	$42,287	$—	$2,374	$302,161
President and Chief Executive Officer	2007	250,000	50,000	22,862	18,985	2,360	344,207

H. Stewart Parker(4)	2008	374,000	—	75,772	—	47,704	497,476
Former President and Chief Executive Officer	2007	440,000	154,000	32,661	29,127	4,396	660,184

Barrie J. Carter, Ph.D.(5)	2008	246,500	—	42,287	—	36,377	325,164
Former Executive Vice President and Chief Scientific Officer	2007	290,000	72,500	22,862	22,995	3,901	412,258

David J. Poston	2008	257,500	—	42,287	—	2,374	302,161
Vice President, Finance, Chief Financial Officer, Treasurer and Secretary	2007	250,000	50,000	22,862	22,995	2,240	348,097

(1)	This amount reflects the dollar amount we are required under SEC rules to recognize for financial statement reporting purposes for 2007 and 2008 in accordance with SFAS No. 123R. Pursuant to SEC rules, the amounts shown exclude the effect of estimated forfeitures. SFAS No. 123R requires us to estimate forfeitures when awards are granted and reduce estimated compensation expense accordingly, and in our audited consolidated financial statements, compensation expense is adjusted for estimated forfeitures. Except as otherwise indicated with respect to actual forfeitures in 2008, the amounts shown in this table assume that none of the awards will be forfeited. See Note 10 to our consolidated financial statements for the fiscal year ended December 31, 2008 regarding the assumptions underlying the valuation of equity awards. The amounts shown reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the executive officer. As of the date of this proxy statement, all options reflected in this table have an exercise price that is greater than the price of our common stock.

(2)	For each of the named executives, this amount reflects matching contributions to a 401(k) account and excess life insurance premiums. For Dr. Carter, it also includes payment of accrued vacation upon his November 2008 resignation. For Ms. Parker, it also includes payments for subsidized parking and health insurance, accrued vacation and legal fees paid in connection with her November 2008 resignation, and consulting fees paid in 2008 after her resignation.

(3)	Ms. Robinson was appointed as president and chief executive officer on November 6, 2008.

(4)	Ms. Parker resigned as president and chief executive officer effective November 6, 2008. On November 14, 2008, we and Ms. Parker executed a Separation Agreement and Release, which became effective on November 22, 2008 (the “Parker Agreement”). Under the terms of the Parker Agreement, among other things, unvested RSUs for 83,334 shares of common stock were accelerated to fully vest upon effectiveness of the Parker Agreement. Ms. Parker was also granted an additional 150,000 shares of common stock under our Stock Incentive Plan, and we agreed to provide continuation of her health insurance coverage for six months. In connection with her resignation, Ms. Parker forfeited unvested stock options for 1,875 shares. The acceleration of her RSUs and the additional grant of stock are reflected in the column titled “Stock Awards.” The Parker Agreement also provides for Ms. Parker to provide consulting services to us for $5,000 per month for a period of six months.

(5)	Dr. Carter resigned as executive vice president and chief scientific officer effective November 6, 2008. On January 12, 2009, we and Dr. Carter executed a Separation Agreement and Release, which became effective on January 20, 2009 (the “Carter Agreement”). Under the terms of the Carter Agreement, among other things, unvested RSUs for 58,333 shares of common stock were accelerated to fully vest in 2009 upon effectiveness of the Carter Agreement. Mr. Carter was also granted an additional 150,000 shares of common stock under our Stock Incentive Plan, and we paid Dr. Carter $2,453 in lieu of providing continuation of his health insurance coverage for six months. These amounts are not reflected in the table because the grant and the payment occurred in 2009. In connection with his resignation, Mr. Carter forfeited unvested stock options for 1,406 shares. The Carter Agreement and a related consulting agreement also provide for Dr. Carter to provide consulting services to us for $5,000 per month for a period of six months.

Elements of Executive Compensation.    The total compensation package provided to our executive officers consists of cash compensation in the form of base salary and annual bonus, and non-cash, long-term incentive compensation in the form of stock options and restricted stock units. In addition, executive officers may participate in our 401(k) plan and other benefit plans generally available to all employees.

The Compensation Committee generally sets cash compensation for all executive officers at regularly scheduled meetings early in the year and generally grants stock options or RSUs to executive officers at regularly scheduled meetings immediately following each annual meeting of shareholders. The Compensation Committee uses the same factors and methodology to determine compensation for each of the executive officers, including the chief executive officer, except as described below with respect to the chief executive officer. The Compensation Committee does not engage a consultant regarding executive compensation matters or delegate authority to approve of any plans, policies or programs, including those relating to executive officer stock compensation matters.

The Compensation Committee does not use any formula and does not have any formal policy with respect to allocating compensation between the various elements of compensation, but rather considers both qualitative and quantitative indicators of individual and corporate performance to determine the composition of executive compensation. In accordance with its charter, the Compensation Committee takes into account each executive officer’s performance, the company’s overall corporate performance, the compensation paid to similarly situated executives at comparable companies, the compensation paid to the executive officers in past years, including equity compensation, and any other factors it deems appropriate, such as the value of each executive officer’s skills and abilities in support of our objectives and his or her contribution to the management team. We do not have a quantitative performance-based plan that sets forth corporate objectives that must be met by executive officers, but the Compensation Committee generally sets qualitative corporate performance objectives and reviews the progress on such objectives when making compensation decisions. Beginning in 2009, as a matter of best practice, the Compensation Committee will review the relationship between the incentive compensation provided to our executive officers and our risk management policies and practices to confirm that our incentive compensation does not encourage unnecessary and excessive risks.

Base Salary.    The Compensation Committee uses base salary to compensate the executive officers for services rendered, as well as for motivation and retention purposes. We compete with a variety of companies for executive-level talent. Base salaries are intended to be competitive and are generally set close to the median of base salaries paid by other biotechnology companies of similar size and mission, taking into consideration individual factors such as experience, tenure, qualifications, institutional knowledge and potential business and management team disruption due to turnover.

Base salaries are reviewed annually to determine whether they are consistent with our overall compensation objectives. The Compensation Committee reviews the results of two biotechnology compensation surveys in which we participate, the Radford Global Life Sciences Survey and the Northwest Biotech & Health Technology Salary Survey. The Compensation Committee also reviews the base salary of each executive officer against the individual and aggregate base salaries for executives at companies that are (i) in the same sector of the biotechnology industry, (ii) pursuing development of similar products or in the same stage of development and/or (iii) in the same area geographically. The data in this competitive peer group comparison and the surveys together are referred to as the “competitive market study.” For 2008, the companies in the competitive peer group were:

Aastrom Biosciences, Inc.	CytRx Corporation	Sangamo Biosciences Inc.
Alnylam Pharmaceuticals Inc.	Dendreon Corp.	Seattle Genetics Inc.
Ariad Pharmaceuticals Inc.	Genvec Inc.	Trubion Pharmaceuticals, Inc.
Avigen Inc.	Introgen Therapeutics Inc.	Vical Inc.
Cell Genesys Inc.	Nastech Pharmaceutical Co. Inc.
Cell Therapeutics, Inc.	Poniard Pharmaceuticals, Inc.

In considering increases in base salary, the Compensation Committee reviews individual and corporate performance, as well as our overall financial condition and market and industry conditions.

For 2008, the Compensation Committee considered the competitive market study and, with regard to compensation for executive officers other than Ms. Parker, the recommendations of the chief executive officer. The Compensation Committee determined that increases in base salary for executives other than Ms. Parker and Dr. Carter were appropriate, primarily because those executives had achieved substantially all of the 2007 corporate objectives set for them and their salaries were generally below market.

In the fourth quarter of 2008, in light of our financial condition and overall economic conditions, our management determined that a reduction in executive base salary would be in the best interests of the company and our shareholders. The Compensation Committee concurred with management’s determination and, effective January 1, 2009, we reduced the salaries of our most senior employees, including Ms. Robinson and Mr. Poston, by 10% over 2008 levels. Accordingly, the salaries for our most senior executives, including Ms. Robinson and Mr. Poston, will remain at 10% below their 2008 levels until our cash horizon is extended or such other time as the Compensation Committee may determine.

Bonuses.    The Compensation Committee may award annual bonuses as a reward for achievement of individual and corporate short-term goals that are established by the Compensation Committee under the annual bonus program for the applicable year. Any award of an annual bonus is made in view of the executive’s performance against those individual and corporate goals and in furtherance of our compensation objectives. When an annual bonus is deemed appropriate, the amount is determined by the Compensation Committee, which determination may include another review of the competitive market study and then-current market conditions, and with regard to compensation for executive officers other than the chief executive officer, after considering the recommendations of the chief executive officer. The Compensation Committee may also award discretionary bonuses for significant achievements not enumerated in the annual bonus program, such as capital raising.

For 2008, the Compensation Committee set target bonuses under the annual bonus program at 35% of salary for the chief executive officer, 25% of base salary for the chief scientific officer, 20% of base salary for the chief financial officer and 20% of base salary for non-executive officer vice presidents. Because our executive team did not achieve the performance goals established by the Compensation Committee under the 2008 annual bonus program, they did not receive annual bonuses for 2008. The Compensation Committee did not award any discretionary bonuses for 2008.

The Compensation Committee is currently considering whether to establish a discretionary bonus program for our executive officers for 2009, which discretionary bonuses may include retention and success bonuses for executives remaining with the company and/or extending our cash horizon through capital raising or monetization of assets. The amount of any such bonuses would reflect our then-current cash position.

Long-Term Incentive Programs.    The Compensation Committee grants stock-based compensation to executive officers on an annual basis as a way to provide a long-term incentive opportunity that is linked to an increase in shareholder value. The Compensation Committee determines the amount of the stock-based compensation grant in view of individual and corporate performance and in furtherance of our overall compensation objectives. In determining the number of shares to be covered by a grant, the Compensation Committee takes into consideration the vested and unvested RSU and stock option holdings of the executive officer and, for executive officers other than the chief executive officer, the recommendations of the chief executive officer.

Generally, on an annual basis, the Compensation Committee grants stock-based compensation to all employees, including executive officers, at its regularly scheduled meeting following the annual meeting of shareholders. The timing of stock compensation grants is not coordinated with the release of material non-public information and is typically in the middle of the second fiscal quarter. RSUs and stock options are granted under our Stock Incentive Plan. RSUs have a term of ten years and generally vest over a three-year period, in three substantially equal installments on the first three anniversaries of the date of the grant. Stock options are granted with an exercise price equal to the market value of our common stock on the date of the grant and with a term of ten years. Stock options generally become exercisable over a four-year period, in sixteen equal installments beginning three months after the date of the grant. To encourage employee retention, all stock options are granted as incentive stock options to the maximum extent possible under the Internal Revenue Code.

In May 2008, the Board approved RSU grants to our executive officers. Ms. Parker received an RSU grant for 50,000 shares. Each of Dr. Carter, Mr. Poston and Ms. Robinson (then serving as vice president, business development) received an RSU grant for 35,000 shares. The vesting of the RSU grants to Ms. Parker and Mr. Carter were accelerated upon the effectiveness of their respective separation agreements, as described more fully above in the footnotes to the Summary Compensation Table. The grants to Mr. Poston and Ms. Robinson will vest in three substantially equal installments on each of May 15, 2009, May 15, 2010 and May 15, 2011, so long as the executive continues to provide services to the Company.

Perquisites.    Our executive officers do not receive any material incremental benefits that are not otherwise available to all of our employees. Our health and other insurance plans are the same for all employees.

Tax and Accounting Considerations.    The Compensation Committee considers tax and accounting consequences when making decisions regarding our executive compensation programs. Section 162(m) of the Internal Revenue Code limits deduction of compensation paid to executive officers to $1,000,000 in any fiscal year unless the compensation is performance-based. Cash compensation under our bonus plan does not exceed $1,000,000 in any fiscal year. Our stock option grants and RSU grants comply with Section 162(m). Under SFAS No. 123R, grants of equity compensation result in a stock-compensation charge to our earnings equal to the fair value of the instrument being issued that is recorded over the vesting period of the equity grant.

Equity Ownership by Executives.    We do not have a formal stock ownership requirement for our executive officers but we encourage stock ownership on a voluntary basis.

Outstanding Equity Awards at 2008 Fiscal Year-End.    The following table sets forth certain information regarding the value of all unexercised options previously awarded to the Named Executive Officers as of December 31, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options				Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (#)
	Exercisable (#)		Unexercisable (#)
H. Stewart Parker	1,081	(1)	—		22.50	1/21/09
	12,226	(1)	—		22.50	1/21/09
	3,111	(2)	—		85.60	1/20/10
	756	(2)	—		85.60	1/20/10
	2,190	(3)	—		66.60	1/23/11
	13,809	(3)	—		66.60	1/23/11
	2,112	(4)	—		25.70	1/22/12
	10,887	(4)	—		25.70	1/22/12
	10,000	(5)	—		4.30	3/20/13
	20,000	(6)	—		13.10	5/20/14
	8,125	(7)			9.10	5/26/15
	38,000	(8)	—		3.80	6/12/16

Barrie J. Carter	2,891	(1)	—		22.50	1/21/09
	3,849	(1)	—		22.50	1/21/09
	720	(2)	—		85.60	1/20/10
	1,440	(2)	—		85.60	1/20/10
	2,041	(3)	—		66.60	1/23/11
	4,259	(3)	—		66.60	1/23/11
	1,563	(4)	—		25.70	1/22/12
	3,437	(4)	—		25.70	1/22/12
	7,000	(5)	—		4.30	3/20/13
	15,000	(6)			13.10	5/20/14
	6,093	(7)			9.10	5/26/15
	30,000	(8)	—		3.80	6/12/16
	—		—		—	—	23,333	(15)	$5,133	(15)
	—		—		—	—	35,000	(16)	$7,700	(16)

David J. Poston	2,800	(1)	—		22.50	1/21/09
	750	(2)	—		85.60	1/20/10
	2,000	(3)	—		66.60	1/23/11
	500	(9)	—		59.50	5/8/11
	2,500	(4)	—		25.70	1/22/12
	700	(4)	—		25.70	1/22/12
	1,000	(10)	—		7.60	8/7/12
	9,100	(6)	—		13.10	5/20/14
	2,362	(7)	338	(7)	9.10	5/26/15
	30,000	(8)	—		3.80	6/12/16
	—		—		—	—	23,333	(15)	$5,133	(15)
	—		—		—	—	35,000	(16)	$7,700	(16)

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options				Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (#)
	Exercisable (#)		Unexercisable (#)
B.G. Susan Robinson	3,500	(11)	—		124.40	4/3/10
	2,000	(3)	—		66.60	1/23/11
	500	(9)	—		59.50	5/8/11
	3,999	(4)	—		25.70	1/22/12
	999	(10)	—		7.60	8/7/12
	2,500	(12)	—		2.90	2/18/13
	2,000	(13)	—		7.80	5/8/13
	4,999	(14)	—		27.40	1/16/14
	5000	(6)	—		13.10	5/20/14
	4,375	(7)	625	(7)	9.10	5/26/15
	25,000	(8)	—		3.80	6/12/16
	—		—		—	—	23,333	(15)	$5,133	(15)
	—		—		—	—	35,000	(16)	$7,700	(16)

(1)	This option was granted on January 21, 1999 under our 1999 Restated Stock Option Plan and vested over four years on a quarterly basis in equal increments annually on the anniversary date of the grant.

(2)	This option was granted on January 20, 2000 under our 1999 Stock Option Plan and vested over four years on a quarterly basis in equal increments during the 48-month period following the grant date.

(3)	This option was granted on January 23, 2001 under our 1999 Stock Option Plan and vested over four years on a quarterly basis in equal increments during the 48-month period following the grant date.

(4)	This option was granted on January 22, 2002 under our 1999 Stock Option Plan and vested over four years on a quarterly basis in equal increments during the 48-month period following the grant date.

(5)	This option was granted on March 20, 2003 under our 1999 Stock Option Plan and vested on a monthly basis in equal increments during the 18-month period following the grant date.

(6)	This option was granted on May 20, 2004 under our 1999 Stock Option Plan and vested over four years on a quarterly basis in equal increments during the 48-month period following the grant date.

(7)	This option was granted on May 26, 2005 under our 1999 Stock Option Plan and vests over four years on a quarterly basis in equal increments during the 48-month period following the grant date.

(8)	This option was granted on June 12, 2006 under our 1999 Stock Option Plan and vested on a monthly basis in equal increments during the 12-month period following the grant date.

(9)	This option was granted on May 8, 2001 under our 1999 Stock Option Plan and vested over four years on a quarterly basis in equal increments during the 48-month period following the grant date.

(10)	This option was granted on August 7, 2002 under our 1999 Stock Option Plan and vested over four years on a quarterly basis in equal increments during the 48-month period following the grant date.

(11)	This option was granted on April 3, 2000 under our 1999 Stock Option Plan and vested over four years on a quarterly basis in equal increments during the 48-month period following the grant date.

(12)	This option was granted on February 18, 2003 under our 1999 Stock Option Plan and vested on a monthly basis in equal increments during the 18-month period following the grant date.

(13)	This option was granted on May 8, 2003 under our 1999 Stock Option Plan and vested on a monthly basis in equal increments during the 18-month period following the grant date.

(14)	This option was granted on January 16, 2004 under our 1999 Stock Option Plan and vested over four years on a quarterly basis in equal increments during the 48-month period following the grant date.

(15)	This restricted stock unit was granted on May 17, 2007 under our Stock Incentive Plan and vests over three years in equal installments on each annual anniversary of the grant date.

(16)	This restricted stock unit was granted on May 15, 2008 under our Stock Incentive Plan and vests over three years in equal installments on each annual anniversary of the grant date.

Option Exercises and Stock Vested.    None of the Named Executive Officers exercised options during 2008. Of the RSUs held by our current executive officers, RSUs for 23,334 shares vested during the fiscal year ended December 31, 2008, resulting in 11,667 shares issued to Mr. Poston, 8,582 shares issued to Ms. Robinson, and 3,085 shares withheld and never issued to cover Ms. Robinson’s related tax liability. The RSUs held by our executive officers vest annually over three years in equal installments. In addition, RSUs for 100,000 shares held by Ms. Parker vested in 2008, including 83,334 shares that received accelerated vesting, with such shares issued upon the signing of the Parker Agreement in November 2008. RSUs for 11,667 shares held by Dr. Carter vested in 2008.

Pension Benefits.    We do not provide pension benefits or post-retirement health coverage for any of our employees, including our executive officers. Our executive officers are eligible to participate in our 401(k) contributory defined contribution plan. Until January 31, 2006, we provided to each participant a matching contribution equal to 25% of the participant’s contributions to the 401(k) plan. The Board suspended company-matching contributions from January 31, 2006 to December 31, 2006 as a result of our financial condition. Effective January 1, 2007, the Board reinstated the matching contributions and set the matching contribution at 25% of each participant’s contribution, with a maximum quarterly match of $500 per quarter. All of our executive officers participated in our 401(k) plan during the fiscal year ended December 31, 2008 and received matching contributions. Effective January 1, 2009, the Board again suspended company-matching contributions to our 401(k) plan.

Nonqualified Deferred Compensation.    We do not provide any nonqualified deferred compensation plans to the Named Executive Officers or any other employee or director.

Post-Employment Compensation.    Each of Ms. Robinson and Mr. Poston is a party to an amended and restated senior management employment agreement with us. Ms. Robinson’s agreement is dated March 27, 2009 and supersedes in its entirety the change in control agreement entered into with Ms. Robinson in March 2008 (before she was an executive officer). Mr. Poston’s agreement is dated March 11, 2008 and supersedes in its entirety the senior management employment agreement entered into with Mr. Poston in September 2006. These senior management employment agreements provide that, in the event that we undergo a change of control and the executive’s employment is terminated, the executive would be entitled to certain benefits. A change in control includes approval by our shareholders of a reorganization or merger or a plan for the liquidation or dissolution of Targeted Genetics or a sale of substantially all of our assets, the acquisition by any person of 15% or more of our voting securities if such acquisition is not approved in advance by a majority of the incumbent directors, the acquisition by any person of 33% or more of our voting securities if such acquisition is approved in advance by a majority of incumbent directors, or certain changes in the composition of our Board. If the executive’s employment were to be involuntarily terminated for any reason other than death, disability or cause, or if he or she were to resign for good reason, during the two-year period following a change in control, then the executive would be entitled to receive certain severance benefits. Cause for termination includes certain acts of willful misconduct, fraud, ethical misconduct or conduct that could result in a crime against us or the executive’s conviction of a felony, or unreasonable refusal by the executive to perform his or her duties and responsibilities to us. Good reason includes the assignment to the executive of duties materially inconsistent with his or her responsibilities prior to the change in control, material failure by us or the successor company (as the case may be) to pay compensation owed to the executive, certain requirements that the executive relocate his or her location of employment by more than thirty miles, or the material breach of the provisions of the employment agreement by us or the successor company (as the case may be). The severance benefits are as follows:

•

Cash Payment.    The executive would be entitled to receive a cash lump-sum payment equal to one and one-quarter times the sum of (a) his or her annual salary before the change in control (or on the date of termination, if higher) and (b) a percentage of that annual salary equal to his or her percentage bonus for the year prior to the change in control. If no percentage bonus has been determined or if no bonus was paid to the executive in the prior year, then the percentage bonus would be 10%.

•

COBRA Benefits.    The executive (and his or her dependents) would be eligible to receive payments for up to a year to cover that portion of the COBRA premiums, if any, equal to the company-paid portion of comparable coverage as in effect on the date of termination. Our obligation to pay COBRA would cease, however, if the executive were to be provided substantially comparable benefits by another employer during this one-year period.

•

Gross-Up Payment.    In the event that the payments and benefits the executive receives were to be subject to an excise tax on account of these payments being deemed (in whole or in part) parachute payments for purposes of the Internal Revenue Code, then the executive would receive a cash payment equal to an amount sufficient to compensate him or her for the excise taxes (including any applicable interest and penalties) on the payments and benefits received (including the cash payment and any related taxes on such payment).

Ms. Parker and Dr. Carter received post-employment compensation pursuant to separation and release agreements entered into in connection with their resignations in November 2008. See footnotes (4) and (5) of the Summary Compensation Table in the section above entitled “Executive Compensation.”

Acceleration of Vesting.    Our Stock Incentive Plan and our 1992 Restated Stock Option Plan each contain provisions regarding the effects of certain occurrences such as corporate transactions, including reorganization and a change in control.

All of the stock options held by our executive officers were granted under the Stock Incentive Plan or the 1992 Restated Stock Option Plan and therefore are subject to the following provisions in these plans.

•

Stock Incentive Plan.    Under our Stock Incentive Plan, our Board, or a committee appointed by the Board, has discretion to determine whether an equity award shall become fully vested upon a change in control. A change in control means a sale of all or substantially all of our assets, a business combination with another company or the acquisition of more than 50% of beneficial ownership of our voting securities without the approval of our Board. Our Stock Incentive Plan also contemplates the effects of a corporate transaction on an outstanding equity award. A corporate transaction occurs upon a sale of all or substantially all of our assets, a merger, consolidation, other capital reorganization or other business combination between us and another entity or person. The terms of a corporate transaction may themselves provide for an acceleration of vesting. Additionally, if the applicable award agreement does not provide otherwise, and an outstanding award is to be terminated pursuant to a corporate transaction, then each such award shall accelerate in full prior to the consummation of the change in control on such conditions as our Board, or the committee, shall determine.

•

1992 Restated Stock Option Plan.    Under our 1992 Restated Stock Option Plan, in the event of certain corporate transactions such as a merger, consolidation, or liquidation of Targeted Genetics in exchange for cash, stock or other property, each option will accelerate. Options may also be accelerated in the event we receive capital stock of another corporation in exchange for our stock, as may be determined in the sole discretion of the other corporation. Options may also fully vest and be immediately exercisable upon a change in control. A change in control includes approval by our shareholders of a reorganization or merger or a plan for the liquidation or dissolution or a sale of substantially all of our assets, the acquisition by any person of 20% or more of our voting securities if such acquisition is not approved in advance by a majority of our incumbent directors, the acquisition by any person of 33% or more of our voting securities if such acquisition is approved in advance by a majority of our incumbent directors, or certain changes in the composition of our Board.

Equity Compensation Plan Information.    Information about securities issuable under our equity compensation plans as of December 31, 2008 is provided in the “Equity Compensation Plan Information” table included in the section of this proxy statement entitled “Proposal Three — Amendment of the Targeted Genetics Stock Incentive Plan — Securities Authorized for Issuance under the Equity Compensation Plan.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information with respect to the beneficial ownership of shares of our common stock outstanding as of March 13, 2009 by:

•	each person that we know beneficially owns more than 5% of our common stock, based on publicly available information;

•	each of our directors;

•	each of our Named Executive Officers; and

•	all of our directors and Named Executive Officers as a group.

The percentage ownership data is based on 20,447,198 shares of our common stock outstanding as of March 13, 2009. Under the rules of the SEC, beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options or warrants that are currently exercisable or will become exercisable within 60 days are deemed outstanding for the purpose of computing the percentage ownership of the person holding the option or warrant, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, we believe that the beneficial owners of the shares of common stock listed below have sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding
Significant Shareholders:
Special Situations(1) 527 Madison Avenue, Suite 2600 New York, NY 10022	5,441,024	23.3%
Biogen Idec Inc.(2) 14 Cambridge Center Cambridge, MA 02142	2,170,409	10.6%
OrbiMed Advisors LLC and affiliates(3) 767 Third Avenue, 30th Floor New York, NY 10017	1,725,000	7.9%
Elan International Services, Ltd.(4) 102 James Court Flatts Smith Parish Fl 04 Bermuda	1,162,628	5.7%
Renaissance Technologies(5) 800 Third Avenue New York, NY 10022	1,060,599	5.2%

Directors and Named Executive Officers(6):
Jeremy L. Curnock Cook	30,000	*
Joseph M. Davie	24,500	*
Roger L. Hawley	18,000	*
Nelson L. Levy	23,570	*
Michael S. Perry	18,000	*
B.G. Susan Robinson	63,765	*
David J. Poston	62,448	*
H. Stewart Parker	281,175	1.4%
Barrie J. Carter	154,887	*

All directors and Named Executive Officers as a group (9 persons)	676,845	3.3%

*	Less than 1%

(1)	The information in this table for Special Situations is based on information available to us from our transfer agent, and on a Form 4 filed with the SEC by Austin W. Marxe and David M. Greenhouse regarding beneficial ownership of our common stock as of June 23, 2008, and Schedule 13D/A filed with the SEC on July 11, 2007 regarding beneficial ownership of warrants for the purchase of 2,939,097 shares, all of which are currently exercisable at exercise prices of $3.25 or $5.41 per share.

(2)	The information in this table for Biogen Idec Inc. is based on information available to us from our transfer agent, and on a Schedule 13D/A filed with the SEC by Biogen Idec Inc. and Biogen Idec MA Inc. on May 8, 2008 regarding beneficial ownership of our common stock as of that date.

(3)	The information in this table for OrbiMed Advisors LLC and affiliates is based on information available to us from our transfer agent, and on a Schedule 13G/A filed with the SEC by OrbiMed Advisors LLC, OrbiMed Capital LLC and Samuel D. Isaly on February 14, 2008 regarding beneficial ownership of our common stock as of December 31, 2007, and includes 400,000 shares of common stock and warrants for the purchase of 1,325,000 shares, all of which are currently exercisable at an exercise price of $3.25 per share.

(4)	The information in this table for Elan International Services, Ltd. is based on information available to us from our transfer agent, and on a Form 4 filed with the SEC by Elan International Services, Ltd. on January 10, 2005 regarding beneficial ownership of our common stock as of January 6, 2005.

(5)	The information in this table for Renaissance Technologies LLC is based on information available to us from our transfer agent, and on a Schedule 13G filed by Renaissance Technologies and James H. Simons with the SEC on February 13, 2009 regarding beneficial ownership of our common stock as of that date.

(6)	For each director and executive officer, the amounts above include RSUs currently issuable within 60 days of March 13, 2009 and options currently exercisable or exercisable within 60 days of March 13, 2009, as set forth below.

Jeremy L. Curnock Cook	15,000
Joseph M. Davie	13,500
Roger L. Hawley	8,000
Nelson L. Levy	13,500
Michael S. Perry	8,000
B.G. Susan Robinson	55,183
David J. Poston	49,081
H. Stewart Parker	—
Barrie J. Carter	—

All directors and Named Executive Officers as a group (9 persons)	162,264

The address of each director and officer is c/o Targeted Genetics Corporation, 1100 Olive Way, Suite 100, Seattle, Washington 98101.

RELATED-PERSON TRANSACTIONS

We have entered into the transactions described below with our executive officers, directors and holders of more than 5% of our common stock and their affiliates.

Indemnification Agreements.    We have entered into indemnification agreements with our directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted by law.

Change in Control Agreements.    We have entered into senior management employment agreements with our executive officers regarding compensation after a change in control of Targeted Genetics, as described above in the section entitled “Executive Compensation — Post-Employment Compensation.”

Biogen Debt.    In 2006, we signed an agreement to restructure $8.15 million of debt payable to Biogen Idec. Under the agreement, we granted Biogen Idec one million shares of our common stock with a fair value of $2.9 million in exchange for $5.65 million of debt, made an immediate loan repayment of $500,000 and agreed to a loan payable balance of $2.2 million. In August 2008, we made our final principal and interest payment to Biogen Idec.

We did not have any other transactions in 2007 or 2008 in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year end for the last two completed fiscal years and in which any of our directors or executive officers or nominee for director, any holder of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and holders of 10% or more of our equity securities to file reports of ownership and changes in ownership with the SEC. SEC regulations require our executive officers, directors and 10%-or-greater shareholders to give us copies of all Section 16(a) forms that they file with the SEC.

Based solely on our review of Section 16(a) forms filed with the SEC, or written representations from reporting persons that no such forms were required for those persons, we believe that our executive officers, directors and 10%-or-greater shareholders complied with all applicable filing requirements for 2008.

CORPORATE GOVERNANCE

Code of Conduct

We have adopted a Code of Conduct that applies to all of our directors, officers (including our chief executive officer, chief financial officer, chief accounting officer, controller and any person performing similar functions) and employees. Our Code of Conduct is available free of charge through our website at http://www.targetedgenetics.com, in the “Corporate Governance” section of our Investor Relations home page. We intend to post on our website any amendment to, or waiver from, a provision of our Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller that relates to any element of the definition of “code of ethics” provided in Item 406 of Regulation S-K.

Corporate Governance Documents

Current copies of the following materials related to corporate governance are available free of charge on our website at http://www.targetedgenetics.com, in the “Corporate Governance” section of our Investor Relations home page

•	Amended and Restated Articles of Incorporation

•	Amended and Restated Bylaws

•	Audit Committee Charter

•	Nominating and Corporate Governance Committee Charter

•	Compensation Committee Charter

Copies may also be obtained, free of charge, by writing to Corporate Secretary, Targeted Genetics Corporation, 1100 Olive Way, Suite 100, Seattle, Washington 98101.

OTHER BUSINESS

As of the date of this proxy statement, we do not intend to present any business at the Annual Meeting other than matters described in this proxy statement and we are not aware that any other person intends to present business at the Annual Meeting. If, however, other matters requiring the vote of the shareholders properly come before the Annual Meeting and any adjournments or postponements thereof, the persons named on the accompanying proxy card will have discretionary authority to vote the proxies held by them in accordance with their judgment as to those matters.

SHAREHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

Under the SEC’s proxy rules and the applicable provisions of our bylaws, shareholder proposals (including nominations for the election of directors) that meet specified conditions may be included in our proxy statement and form of proxy card for, and may be presented at, the 2010 annual meeting of shareholders. Shareholders who intend to present a proposal at our 2010 annual meeting must deliver written notice of the proposal to our Corporate Secretary no later than December 6, 2009 for the proposal to be considered for inclusion in the proxy statement and form of proxy card for that meeting. All shareholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act in order to be considered for inclusion in the proxy materials for the 2010 annual meeting.

Shareholders who intend to present a director nomination or other business for consideration at the 2010 annual meeting, other than presenting a proposal to be included in the proxy materials, must comply with the advance notice provisions of our bylaws. Under these provisions, written notice of the proposal must be received by our Corporate Secretary at least 60 days but no more than 90 days before the date of the 2010 annual meeting. (If notice or public disclosure of the date of the 2010 annual meeting is given or made less than 60 days before the date of the 2010 annual meeting, however, written notice of the proposal must be received not later than the tenth day following the day on which such notice of the 2010 annual meeting was mailed or such public disclosure was made.) Because there are other requirements in the proxy rules, however, our timely receipt of any such proposal by a qualified shareholder will not guarantee the proposal’s inclusion in our proxy materials for, or presentation of the proposal at, the 2010 annual meeting.

The address of our Corporate Secretary is Corporate Secretary, Targeted Genetics Corporation, 1100 Olive Way, Suite 100, Seattle, Washington 98101.

ANNUAL REPORT AND FORM 10-K

Copies of our annual report on Form 10-K for the year ended December 31, 2008 are being mailed with this proxy statement to each shareholder of record. If you did not receive a copy of our annual report on Form 10-K, you may obtain a copy (without exhibits) without charge by writing or calling Investor Relations, Targeted Genetics Corporation, 1100 Olive Way, Suite 100, Seattle, Washington 98101, (206) 623-7612. Copies of the exhibits to our annual report Form 10-K are available for a nominal fee.

Annex A

TARGETED GENETICS CORPORATION

ARTICLES OF AMENDMENT

OF

TARGETED GENETICS CORPORATION

The following Articles of Amendment are executed by Targeted Genetics Corporation, a Washington corporation:

1.            The name of the corporation is Targeted Genetics Corporation.

2.            Subsection 4.1 of the Restated Articles of Incorporation of the corporation is amended to read as follows:

“4.1	Authorized Capital

The total authorized stock of this corporation shall consist of 445,000,000 shares of Common Stock, par value $.01 per share, and 600,000 shares of Preferred Stock, par value $.01 per share.”

3.            The amendment does not provide for the exchange, reclassification or cancelled of issued shares.

4.            The date the amendment was adopted by the shareholders of the corporation is                     , 2009.

5.            The amendment was duly adopted by the shareholders of the corporation in accordance with the provisions of RCW 23B.10.030 and RCW 23B.10.040.

These Articles of Amendment are executed by the corporation by its duly authorized officer.

Dated:                     , 2009

TARGETED GENETICS CORPORATION

By:
B.G. Susan Robinson
President and Chief Executive Officer

A-1

Annex B

TARGETED GENETICS CORPORATION

STOCK INCENTIVE PLAN

Effective as of                     , 2009

i

TARGETED GENETICS CORPORATION

STOCK INCENTIVE PLAN

EFFECTIVE AS OF                     , 2009

SECTION 1.  INTRODUCTION.

The Board hereby amend, restates and renames the Targeted Genetics Corporation 1999 Stock Option Plan into the Targeted Genetics Corporation Stock Incentive Plan; provided that, the Plan shall become effective upon its approval by the Company shareholders. If the Company’s shareholders do not approve the Plan, no Awards will be made under the Plan and the Targeted Genetics Corporation 1999 Stock Option Plan will continue in effect in accordance with its terms. Notwithstanding anything to the contrary, stock options granted prior to the date the Plan becomes effective shall be governed by the terms and provisions of the Targeted Genetics Corporation 1999 Stock Option Plan and the applicable stock option agreement.

The Targeted Genetics Corporation 1999 Stock Option Plan was originally adopted by the Board on January 21, 1999 and it was thereafter approved by the Company’s shareholders on May 5, 1999. Such plan was last amended by the Board on March 22, 2004 and approved by the Company’s shareholders on May 20, 2004.

The purposes of the Plan are to promote the long-term success of the Company and the creation of shareholder value by offering Key Service Providers an opportunity to share in such long-term success by acquiring a proprietary interest in the Company and to attract and retain the best available personnel for positions of substantial responsibility, and to provide additional incentive to Employees, Consultants and Directors.

The Plan seeks to achieve these purposes by providing for discretionary long-term incentive Awards in the form of Options (which may constitute Incentive Stock Options or Nonstatutory Stock Options), Stock Appreciation Rights, Stock Grants and Stock Units.

The Plan shall be governed by, and construed in accordance with, the laws of the State of Washington (except its choice-of-law provisions). Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in the Plan or any related Stock Option Agreement, SAR Agreement, Stock Grant Agreement or Stock Unit Agreement.

SECTION 2.  DEFINITIONS.

(a)        “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

(b)        “Applicable Laws” means all applicable laws, rules, regulations and requirements, including, but not limited to, all applicable U.S. federal or state laws, any Stock Exchange rules or regulations, and the applicable laws, rules or regulations of any other country or jurisdiction where Awards are granted under the Plan or where Participants reside or provide services, as such laws, rules, and regulations shall be in effect from time to time.

(c)        “Award” means any Grant of an Option, SAR, Stock Grant or Stock Unit under the Plan.

(d)        “Board” means the Board of Directors of the Company, as constituted from time to time.

(e)        “Cashless Exercise” means, to the extent that a Stock Option Agreement so provides and as permitted by applicable law, a program approved by the Committee in which payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations at the minimum statutory withholding rates, including, but not limited to, U.S. federal, state and local income taxes, payroll taxes, and foreign taxes, if applicable.

(f)        “Cause” means, except as may otherwise be provided in a Participant’s employment agreement or Award agreement, a conviction of a Participant for a felony crime or the failure of a Participant to contest prosecution for a felony crime, or a Participant’s misconduct, fraud or dishonesty (as such terms are defined by the Committee in its sole discretion), or any unauthorized use or disclosure of confidential information or trade secrets, in each case as determined by the Committee, and the Committee’s determination shall be conclusive and binding.

(g)        “Change in Control” means the occurrence of any one or more of the following:

(i)        the sale, transfer or disposition of all or substantially all of the Company’s assets other than to (A) a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company, (B) a corporation or other entity owned directly or indirectly by the holders of capital stock of the Company in substantially the same proportions as their ownership of Common Stock, or (C) an Excluded Entity (as defined in subsection (ii) below)

(ii)        the merger, consolidation or other business combination transaction of the Company with or into another corporation, entity or person, other than a transaction with or into another corporation, entity or person in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding in the continuing entity or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or the surviving entity) outstanding immediately after such transaction (an “Excluded Entity”); or

(iii)        the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities of the Company representing more than 50% of the total combined voting power of the Company’s then outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which the Board does not recommend such stockholders accept.

A transaction (including a Corporate Transaction) shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions.

(h)        “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

(i)        “Committee” means a committee described in Section 3.

(j)        “Common Stock” means the Company’s common stock.

(k)        “Company” means Targeted Genetics Corporation, a Washington corporation, and any successor.

(l)        “Consultant” means an individual who performs bona-fide services to the Company, a Parent, a Subsidiary or an Affiliate, other than as an Employee or Director.

(m)        “Corporate Transaction” means a sale of all or substantially all of the Company’s assets, or a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person.

(n)        “Covered Employees” means those persons who are subject to the limitations of Section 162(m) of the Code.

(o)        “Director” means a member of the Board.

(p)        “Disability” means “permanent and total disability” as such term is defined in Section 22(e)(3) of the Code.

(q)        “Employee” means any individual who is a common-law employee of the Company, a Parent, a Subsidiary, or an Affiliate.

(r)        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s)        “Exercise Price” means, in the case of an Option, the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value in determining the amount payable upon exercise of such SAR.

(t)        “Fair Market Value” means the market price of a Share as established in good faith by the Committee or (a) if the Common Stock is listed on the Nasdaq National Market, the closing selling price for the Common Stock as reported by the Nasdaq National Market for a single trading day or (b) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, the closing selling price for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value. the market price of a Share as determined in good faith by the Committee.

(u)        “Fiscal Year” means the Company’s fiscal year.

(v)        “Grant” means any grant of an Award under the Plan.

(w)        “Incentive Stock Option” or “ISO” means an incentive stock option described in Section 422 of the Code.

(x)        “Key Service Provider” means an Employee, Director or Consultant who has been selected by the Committee to receive an Award under the Plan.

(y)        “Non-Employee Director” means a Director who is not an Employee.

(z)        “Nonstatutory Stock Option” or “NSO” means a stock option that is not an Incentive Stock Option.

(aa)     “Option” means an ISO or NSO granted under the Plan entitling the Optionee to purchase Shares.

(bb)     “Optioned Stock” means Shares that are subject to an Option or that were issued pursuant to the exercise of an Option.

(cc)     “Optionee” means an individual, estate or other entity that holds an Option.

(dd)     “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(ee)     “Participant” means an individual or an estate or other entity that holds an Award.

(ff)       “Performance Goals” means one or more objective measurable performance factors as determined by the Committee with respect to each Performance Period based upon one or more factors, including, but not limited to: (i) operating income; (ii) earnings before interest, taxes, depreciation and amortization (“EBITDA”); (iii) earnings; (iv) cash flow; (v) market share; (vi) sales or revenue; (vii) expenses; (viii) cost of goods sold; (ix) profit/loss or profit margin; (x) working capital; (xi) return on equity or assets; (xii) earnings per share; (xiii) economic value added (“EVA”); (xiv) stock price; (xv) price/earnings ratio; (xvi) debt or debt-to-equity; (xvii) accounts receivable; (xviii) writeoffs; (xix) cash; (xx) assets; (xxi) liquidity; (xxii) operations; (xxiii) intellectual property (e.g., patents); (xxiv) product development; (xxv) regulatory activity, including clinical trial activity; (xxvi) manufacturing, production or inventory; (xxvii) mergers and acquisitions or divestitures; (xxviii) business development activities; (xxix) financings; (xxx) cash burn; and/or (xxxi) cash horizon, each with respect to the Company and/or one or more of its Affiliates or operating units. Awards issued to persons who are not Covered Employees may take into account other factors.

(gg)     “Performance Period” means any period not exceeding thirty-six (36) months as determined by the Committee, in its sole discretion. The Committee may establish different Performance Periods for different Participants, and the Committee may establish concurrent or overlapping Performance Periods.

(hh)     “Plan” means this Targeted Genetics Corporation Stock Incentive Plan, as it may be amended from time to time.

(ii)        “Re-Price” means that the Company has lowered or reduced the Exercise Price of outstanding Options and/or outstanding SARs for any Participant(s) in a manner described by Item 402(i)(1) of SEC Regulation S-K (or its successor provision).

(jj)        “Retirement” means retirement as of the individual’s normal retirement date under the Company’s 401(k) Plan or other similar successor plan applicable to salaried employees.

(kk)      “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

(ll)        “SAR Agreement” means the agreement described in Section 8 evidencing each Award of a Stock Appreciation Right.

(mm)  “SEC” means the Securities and Exchange Commission.

(nn)     “Section 16 Persons” means those officers, directors or other persons who are subject to Section 16 of the Exchange Act.

(oo)     “Securities Act” means the Securities Act of 1933, as amended.

(pp)     “Service” means the absence of any interruption or termination of service as an Employee, Director or Consultant. Continuous Service Status shall not be considered interrupted or terminated in the case of: (i) Company approved sick leave; (ii) military leave; (iii) any other bona fide leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written Company policy. Also, Continuous Service Status as an Employee or Consultant shall not be considered interrupted or terminated in the case of a transfer between locations of the Company or between the Company, its Parents, Subsidiaries or Affiliates, or their respective successors, or a change in status from an Employee to a Consultant or from a Consultant to an Employee.

(qq)     “Share” means one share of Common Stock.

(rr)      “Stock Appreciation Right” or “SAR” means a stock appreciation right awarded under the Plan.

(ss)      “Stock Exchange” means any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any give time.

(tt)       “Stock Grant” means Shares awarded under the Plan.

(uu)      “Stock Grant Agreement” means the agreement described in Section 9 evidencing each Award of a Stock Grant.

(vv)      “Stock Option Agreement” means the agreement described in Section 6 evidencing each Award of an Option.

(ww)     “Stock Unit” means a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan.

(xx)       “Stock Unit Agreement” means the agreement described in Section 10 evidencing each Award of a Stock Unit.

(yy)       “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(zz)       “10-Percent Shareholder” means an individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

SECTION 3.  ADMINISTRATION.

(a)        General.  The Plan shall be administered by the Board or a Committee, or a combination thereof, as determined by the Board. The Plan may be administered by different administrative bodies with respect to different classes of Participants and, if permitted by Applicable Laws, the Board may authorize one or more officers of the Company to make Awards under the Plan to Employees and Consultants (who are not Section 16 Persons) within parameters specified by the Board.

(b)        Committee Composition.  If a Committee has been appointed pursuant to this Section 3, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and dissolve a Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws and, in the case of a Committee administering the Plan in accordance with the requirements of Rule 16b-3 or of Section 162(m) of the Code, to the extent permitted or required by such provisions.

Unless the Board provides otherwise, the Board’s Compensation Committee shall be the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

The Committee shall have membership composition which enables (i) Awards to Section 16 Persons to qualify as exempt from liability under Section 16(b) of the Exchange Act and (ii) Awards to Covered Employees to qualify as “performance-based compensation” as provided under Section 162(m) of the Code.

The Board may also appoint one or more separate committees of the Board, each composed of two or more directors of the Company who need not qualify under Rule 16b-3 or under Section 162(m) of the Code, that may administer the Plan with respect to Key Service Providers who are not Section 16 Persons or Covered Employees, respectively, may grant Awards under the Plan to such Key Service Providers and may determine all terms of such Awards.

Notwithstanding the foregoing, the Board shall constitute the Committee and shall administer the Plan with respect to Non-Employee Directors, shall grant Awards under the Plan to such Non-Employee Directors, and shall determine all terms of such Awards.

(c)        Authority of the Committee.  Subject to the provisions of the Plan, the Committee shall have full authority and sole discretion to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include:

(i)	selecting Key Service Providers who are to receive Awards under the Plan;
(ii)	determining the type, number, vesting requirements and other features and conditions of such Awards and amending such Awards;
(iii)	correcting any defect, supplying any omission, or reconciling any inconsistency in the Plan or any Award agreement;
(iv)	accelerating the vesting, or extending the post-termination exercise term, of Awards at any time and under such terms and conditions as it deems appropriate;
(v)	interpreting the Plan;
(vi)	making all other decisions relating to the operation of the Plan; and
(vii)	adopting such plans or sub-plans as may be deemed necessary or appropriate to provide for the participation by Key Service Providers of the Company and its Subsidiaries and Affiliates who reside outside the U.S., which plans and/or sub-plans shall be attached hereto as Appendices.

The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

(d)        Indemnification.  To the maximum extent permitted by applicable law, each member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Stock Option Agreement, SAR Agreement, Stock Grant Agreement or Stock Unit Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

SECTION 4.  GENERAL.

(a)        General Eligibility.  Only Employees, Directors and Consultants shall be eligible for designation as Key Service Providers by the Committee, in its sole discretion.

(b)        Incentive Stock Options.  Only Key Service Providers who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Key Service Provider who is a 10-Percent Shareholder shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422(c)(5) of the Code are satisfied.

(c)        Restrictions on Shares.  Any Shares issued pursuant to an Award shall be subject to such rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine, in its sole discretion. Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law. In no event shall the Company be required to issue fractional Shares under the Plan.

(d)        Beneficiaries.  Unless stated otherwise in an Award agreement, a Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant’s death any vested Award(s) shall be transferred or distributed to the Participant’s estate.

(e)        Performance Conditions.  The Committee may, in its discretion, include performance conditions in an Award. If performance conditions are included in Awards to Covered Employees, then such Awards may be subject to the achievement of Performance Goals established by the Committee. Such Performance Goals shall be established and administered pursuant to the requirements of Section 162(m) of the Code. Before any Shares underlying an Award or any Award payments subject to Performance Goals are released to a Covered Employee with respect to a Performance Period, the Committee shall certify in writing that the Performance Goals for such Performance Period have been satisfied. Awards with performance conditions that are granted to Key Service Providers who are not Covered Employees need not comply with the requirements of Section 162(m) of the Code.

(f)        No Rights as a Shareholder.  A Participant, or a transferee of a Participant, shall have no rights as a shareholder with respect to any Common Stock covered by an Award until such person has satisfied all of the terms and conditions to receive such Common Stock, has satisfied any applicable withholding or tax obligations relating to the Award and the Shares have been issued (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company).

(g)        Termination of Service.  Unless the applicable Award agreement or, with respect to Participants who reside in the U.S., the applicable employment agreement provides otherwise, the following rules shall govern the vesting, exercisability and term of outstanding Awards held by a Participant in the event of termination of such Participant’s Service (in all cases subject to the term of the Award as applicable): (i) upon termination of Service for any reason, all unvested portions of any outstanding Awards shall be immediately forfeited without consideration and the vested portions of any outstanding Stock Units shall be settled; (ii) if the Service of a Participant is terminated for Cause, then all unexercised Options and SARs, unvested portions of Stock Units and unvested portions of Stock Grants shall terminate and be forfeited immediately without consideration; (iii) if the Service of Participant is terminated for any reason other than for Cause, death, Retirement or Disability, then the vested portion of his/her then-outstanding Options/SARs may be exercised by such Participant or his or her personal representative within three (3) months after the date of such termination; or (iv) if the Service of a Participant is terminated due to death, Retirement or Disability, the vested portion of his/her then-outstanding Options/SARs may be exercised within twelve (12) months after the date of termination of Service.

(h)        Director Fees.  Subject to the consent and approval by the Board, each Non-Employee Director may elect to receive a Stock Grant under the Plan in lieu of payment of a portion of his or her regular annual retainer based on the Fair Market Value of the Shares on the date any regular annual retainer would otherwise be paid. For purposes of the Plan, a Non-Employee Director’s regular annual retainer shall not include any additional retainer paid in connection with service on any committee of the Board or paid for any other reason. Such an election may be for any dollar or percentage amount equal to at least 25% of the Non-Employee Director’s regular annual retainer (up to a limit of 100% of the Non-Employee Director’s regular annual retainer). The election must be made prior to the beginning of the annual B cycle which shall be any twelve (12) month continuous period designated by the Board. Any amount of the regular annual retainer not elected to be received as a Stock Grant shall be payable in cash in accordance with the Company’s standard payment procedures. Shares granted under this Section 4(h) shall otherwise be subject to the terms of the Plan applicable to Non-Employee Directors or to Participants generally (other than provisions specifically applying only to Employees).

SECTION 5.  SHARES SUBJECT TO PLAN AND SHARE LIMITS.

(a)        Basic Limitation.  The stock issuable under the Plan shall be authorized but unissued Shares or Shares acquired by the Company. The aggregate number of Shares reserved for Awards under the Plan shall not exceed 4,200,000 Shares, subject to adjustment pursuant to Section 11, which includes the 950,000 Shares reserved for issuance under the Targeted Genetics Corporation 1999 Stock Option Plan immediately prior to the Plan’s approval by the Company shareholders. All of the Shares available for issuance under the Plan may be issued as Incentive Stock Options.

(b)        Additional Shares.  If Awards are forfeited or are terminated for any other reason before being exercised, then the Shares underlying such Awards shall again become available for Awards under the Plan. SARs shall be counted in full against the number of Shares available for issuance under the Plan, regardless of the number of Shares issued upon settlement of the SARs. In addition, if a stock option previously granted under the Targeted Genetics Corporation 1999 Stock Option Plan terminates, expires, or lapses for any reason, any Shares subject to such stock option shall again be available to be the subject of an Award under the Plan.

(c)        Dividend Equivalents.  Any dividend equivalents distributed under the Plan shall not be applied against the number of Shares available for Awards.

(d)        Share Limits.

(i)        Limitation on Grants to Participants.  Subject to adjustment as provided in Section 11 below, the maximum aggregate number of Shares that may be subject to Awards granted to any one person under the Plan for any Fiscal Year of the Company shall be 150,000

Shares, provided that such limitation shall be 500,000 Shares during the fiscal year of any person’s initial year of service with the Company.

(ii)        Limits on Awards to Non-Employee Directors.  Subject to adjustment pursuant to Section 11, no Non-Employee Director shall receive Awards during any Fiscal Year covering, in the aggregate, in excess of 50,000 Shares; provided that any Shares received pursuant to an election under Section 4(h) shall not count against such limit.

SECTION 6.  TERMS AND CONDITIONS OF OPTIONS.

(a)        Stock Option Agreement.  Each Grant of an Option under the Plan shall be evidenced and governed exclusively by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a Stock Option Agreement (including without limitation any performance conditions). The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. The Stock Option Agreement shall also specify whether the Option is an ISO or an NSO.

(b)        Number of Shares.  Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall be subject to adjustment of such number in accordance with Section 11.

(c)        Exercise Price.  An Option’s Exercise Price shall be established by the Committee and set forth in a Stock Option Agreement. The Exercise Price of an Option shall not be less than 100% of the Fair Market Value (110% for ISO grants to 10-Percent Shareholders) on the date of Grant.

(d)        Exercisability and Term.  The Stock Option Agreement shall specify the term of the Option; provided that the term of an Option shall in no event exceed ten (10) years from the date of Grant. If not so established in the instrument evidencing the Option, the Option shall vest and become exercisable according to the following schedule, which may be waived or modified by the Committee at any time:

Period of Service	Percent Vested

After 3 months	6.25% of the Shares subject to the Option

For each additional 3-month period thereafter	An additional 6.25% of the Shares subject to the Option

After 4 years	100% of the Shares subject to the Option

A Stock Option Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events. Notwithstanding any other provision of the Plan, no Option can be exercised after the expiration date provided in the applicable Stock Option Agreement and no Option may provide that, upon exercise of the Option, a new Option will automatically be granted.

(e)        Modifications or Assumption of Options.  Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares, at the same or a different Exercise Price, and with the same or different vesting provisions. Notwithstanding the preceding sentence or anything to the contrary herein, the Committee may not Re-Price outstanding

Options unless there is approval by the Company shareholders and no modification of an Option shall, without the consent of the Optionee, impair his or her rights or obligations under such Option.

(f)        Assignment or Transfer of Options.  Except as otherwise provided in the applicable Stock Option Agreement and then only to the extent permitted by applicable law, no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable Stock Option Agreement, an Option may be exercised during the lifetime of the Optionee only by the Optionee or by the guardian or legal representative of the Optionee. No Option or interest therein may be assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

SECTION 7.  PAYMENT FOR OPTION SHARES.

(a)        Cash.  The entire Exercise Price of Shares issued upon exercise of Options shall be payable in cash at the time when such Shares are purchased.

(b)        Surrender of Stock.  To the extent provided for in the applicable Stock Option Agreement, payment for all or any part of the Exercise Price may be made with Shares which have already been owned by the Optionee; provided that the Committee may, in its sole discretion, require that Shares tendered for payment be previously held by the Optionee for a minimum duration. Such Shares shall be valued at their Fair Market Value.

(c)        Cashless Exercise.  To the extent provided for in the applicable Stock Option Agreement, payment for all or any part of the Exercise Price may be made through Cashless Exercise.

(d)        Other Forms of Payment.  To the extent provided for in the applicable Stock Option Agreement, payment for all or any part of the Exercise Price may be made in any other form that is consistent with Applicable Laws, regulations and rules and approved by the Committee.

In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Section 7. In the case of an NSO granted under the Plan, the Committee may, in its discretion at any time, accept payment in any form(s) described in this Section 7.

SECTION 8.  TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

(a)        SAR Agreement.  Each Grant of a SAR under the Plan shall be evidenced and governed exclusively by a SAR Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a SAR Agreement (including without limitation any performance conditions). A SAR Agreement may provide for a maximum limit on the amount of any payout notwithstanding the Fair Market Value on the date of exercise of the SAR. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Participant’s compensation.

(b)        Number of Shares.  Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall be subject to adjustment of such number in accordance with Section 11.

(c)        Exercise Price.  Each SAR Agreement shall specify the Exercise Price which shall be established by the Committee. The Exercise Price of a SAR shall not be less than 100% of the Fair Market Value on the date of Grant.

(d)        Exercisability and Term.  The SAR Agreement shall specify the term of the SAR which shall not exceed ten (10) years from the date of Grant. Unless the applicable SAR Agreement provides otherwise, each SAR shall vest and become exercisable with respect to 25% of the Shares subject to the SAR upon completion of one year of Service measured from the vesting commencement date, the balance of the Shares subject to the SAR shall vest and become exercisable in thirty-six (36) equal installments upon completion of each month of Service thereafter, and the term of the SAR shall be ten (10) years from the date of Grant. A SAR Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events. SARs may be awarded in combination with Options or Stock Grants, and such an Award shall provide that the SARs will not be exercisable unless the related Options or Stock Grants are forfeited. A SAR may be included in an ISO only at the time of Grant but may be included in an NSO at the time of Grant or at any subsequent time, but not later than six months before the expiration of such NSO. No SAR may provide that, upon exercise of the SAR, a new SAR will automatically be granted.

(e)        Exercise of SARs.  If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR) shall receive from the Company (i) Shares, (ii) cash or (iii) any combination of Shares and cash, as the Committee shall determine at the time of Grant of the SAR, in its sole discretion. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of exercise) of the Shares subject to the SARs exceeds the Exercise Price of the Shares.

(f)        Modification or Assumption of SARs.  Within the limitations of the Plan, the Committee may modify, extend or assume outstanding stock appreciation rights or may accept the cancellation of outstanding stock appreciation rights (including stock appreciation rights granted by another issuer) in return for the grant of new SARs for the same or a different number of Shares, at the same or a different Exercise Price, and with the same or different vesting provisions. Notwithstanding the preceding sentence or anything to the contrary herein, unless there is approval by the Company shareholders, the Committee may not Re-Price outstanding SARs and no modification of a SAR shall, without the consent of the Participant, impair his or her rights or obligations under such SAR.

(g)        Assignment or Transfer of SARs.  Except as otherwise provided in the applicable SAR Agreement and then only to the extent permitted by applicable law, no SAR shall be transferable by the Participant other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable SAR Agreement, a SAR may be exercised during the lifetime of the Participant only by the Participant or by the guardian or legal representative of the Participant. No SAR or interest therein may be assigned, pledged or hypothecated by the Participant during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

SECTION 9.  TERMS AND CONDITIONS FOR STOCK GRANTS.

(a)        Amount and Form of Awards.  Awards under this Section 9 may be granted in the form of a Stock Grant. Each Stock Grant Agreement shall specify the number of Shares to which the Stock Grant pertains and shall be subject to adjustment of such number in accordance with Section 11. A Stock Grant may also be awarded in combination with NSOs, and such an Award may provide that the Stock Grant will be forfeited in the event that the related NSOs are exercised.

(b)        Stock Grant Agreement.  Each Stock Grant awarded under the Plan shall be evidenced and governed exclusively by a Stock Grant Agreement between the Participant and the Company. Each Stock Grant shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in the applicable Stock Grant Agreement (including without limitation any performance conditions). The provisions of the various Stock Grant Agreements entered into under the Plan need not be identical.

(c)        Payment for Stock Grants.  Stock Grants may be issued with or without cash consideration or any other form of legally permissible consideration approved by the Committee.

(d)        Vesting Conditions.  Each Stock Grant may or may not be subject to vesting. Any such vesting provision may provide that Shares shall vest based on Service over time or shall vest, in full or in installments, upon satisfaction of performance conditions specified in the Stock Grant Agreement which may include Performance Goals pursuant to Section 4(e). Unless the applicable Stock Grant Agreement provides otherwise, each Stock Grant shall vest with respect to 25% of the Shares subject to the Stock Grant upon completion of each year of Service on each of the first through fourth annual anniversaries of the vesting commencement date. A Stock Grant Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events.

(e)        Assignment or Transfer of Stock Grants.  Except as provided in the applicable Stock Grant Agreement, and then only to the extent permitted by applicable law, a Stock Grant awarded under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 9(e) shall be void. However, this Section 9(e) shall not preclude a Participant from designating a beneficiary who will receive any vested outstanding Stock Grant Awards in the event of the Participant’s death, nor shall it preclude a transfer of vested Stock Grant Awards by will or by the laws of descent and distribution.

(f)        Voting and Dividend Rights.  The holder of a Stock Grant awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other shareholders. A Stock Grant Agreement, however, may require that the holder of such Stock Grant invest any cash dividends received in additional Shares subject to the Stock Grant. Such additional Shares subject to the Stock Grant shall be subject to the same conditions and restrictions as the Stock Grant with respect to which the dividends were paid. Such additional Shares subject to the Stock Grant shall not reduce the number of Shares available for issuance under Section 5.

(g)        Modification or Assumption of Stock Grants.  Within the limitations of the Plan, the Committee may modify or assume outstanding stock grants or may accept the cancellation of outstanding stock grants (including stock granted by another issuer) in return for the grant of new Stock Grants for the same or a different number of Shares and with the same or different vesting provisions. Notwithstanding the preceding sentence or anything to the contrary herein, no modification of a Stock Grant shall, without the consent of the Participant, impair his or her rights or obligations under such Stock Grant.

SECTION 10.            TERMS AND CONDITIONS OF STOCK UNITS.

(a)        Stock Unit Agreement.  Each grant of Stock Units under the Plan shall be evidenced and governed exclusively by a Stock Unit Agreement between the Participant and the Company. Such Stock Units shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in the applicable Stock Unit Agreement (including without limitation any performance conditions). The provisions of the various Stock Unit

Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the Participant’s other compensation.

(b)        Number of Shares.  Each Stock Unit Agreement shall specify the number of Shares to which the Stock Unit Grant pertains and shall be subject to adjustment of such number in accordance with Section 11.

(c)        Payment for Stock Units.  Stock Units shall be issued without consideration.

(d)        Vesting Conditions.  Each Award of Stock Units may or may not be subject to vesting. Any such vesting provision may provide that Shares shall vest based on Service over time or shall vest, in full or in installments, upon satisfaction of performance conditions specified in the Stock Unit Agreement which may include Performance Goals pursuant to Section 4(e). Unless the applicable Stock Unit Agreement provides otherwise, each Stock Unit shall vest with respect to 25% of the Shares subject to the Stock Unit upon completion of each year of Service on each of the first through fourth annual anniversaries of the vesting commencement date. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events.

(e)        Voting and Dividend Rights.  The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

(f)        Form and Time of Settlement of Stock Units.  Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee at the time of the grant of the Stock Units, in its sole discretion. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when the vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred, in accordance with applicable law, to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 11.

(g)        Creditors’ Rights.  A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

(h)        Modification or Assumption of Stock Units.  Within the limitations of the Plan, the Committee may modify or assume outstanding stock units or may accept the cancellation of outstanding stock units (including stock units granted by another issuer) in return for the grant of new Stock Units for the same or a different number of Shares and with the same or different vesting provisions. Notwithstanding the preceding sentence or anything to the contrary herein, no modification of a Stock Unit shall, without the consent of the Participant, impair his or her rights or obligations under such Stock Unit.

(i)        Assignment or Transfer of Stock Units.  Except as provided in the applicable Stock Unit Agreement, and then only to the extent permitted by applicable law, Stock Units shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 10(i) shall be void. However, this Section 10(i) shall not preclude a Participant from designating a beneficiary who will receive any outstanding vested Stock Units in the event of the Participant’s death, nor shall it preclude a transfer of vested Stock Units by will or by the laws of descent and distribution.

SECTION 11.            PROTECTION AGAINST DILUTION.

(a)        Adjustments.  Subject to any action required under Applicable Laws by the holders of capital stock of the Company, (i) the numbers and class of Shares or other stock or securities: (x) available for future Awards under Section 5(a) above, (y) set forth in Section 5(d) above, and (z) covered by each outstanding Award, (ii) the Exercise Price of each outstanding Option, and (iii) any repurchase price per Share applicable to Shares issued pursuant to any Award, shall be proportionately adjusted by the Committee in the event of a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization (including a recapitalization through a large nonrecurring cash dividend) or reclassification of the Shares, subdivision of the Shares, a rights offering, a reorganization, merger, spin-off, split-up, change in corporate structure or other similar occurrence. Any adjustment by the Committee pursuant to this Section 11 shall be made in the Committee’s sole and absolute discretion and shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of an Award. If, by reason of a transaction described in this Section 11 or an adjustment pursuant to this Section 11, a Participant’s Award agreement covers additional or different shares of stock or securities, then such additional or different shares, and the Award agreement in respect thereof, shall be subject to all of the terms, conditions and restrictions which were applicable to the Award prior to such adjustment.

(b)        Participant Rights.  Except as provided in this Section 11, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. If by reason of an adjustment pursuant to this Section 11 a Participant’s Award covers additional or different shares of stock or securities, then such additional or different shares and the Award in respect thereof shall be subject to all of the terms, conditions and restrictions which were applicable to the Award and the Shares subject to the Award prior to such adjustment.

(c)        Fractional Shares.  Any adjustment of Shares pursuant to this Section 11 shall be rounded down to the nearest whole number of Shares. Under no circumstances shall the Company be required to authorize or issue fractional shares and no consideration shall be provided as a result of any fractional shares not being issued or authorized.

SECTION 12.            EFFECT OF A CORPORATE TRANSACTION.

(a)        Corporate Transaction.  In the event that the Company is a party to a Corporate Transaction, outstanding Awards shall be subject to the applicable agreement of merger, reorganization, or sale of assets. Such agreement may provide, without limitation, for the assumption or substitution of outstanding Options, SARs, or Stock Units by the surviving entity or its parent, for the assumption of outstanding Stock Grant Agreements by the surviving entity or its parent, for the replacement of outstanding Options, SARs, and Stock Units with a cash incentive program of the surviving entity which preserves the spread existing on the unvested portions of such outstanding Awards at the time of the transaction and provides for subsequent payout in accordance with the same vesting provisions applicable to those Awards, for accelerated vesting of outstanding Awards, or for the cancellation of outstanding Options, SARs, and Stock Units, with or without consideration, in all cases without the consent of the Participant. Notwithstanding the foregoing, if outstanding Options, SARs or Stock Units are not assumed, substituted, or replaced with a cash incentive program or any outstanding Stock Grant Agreements are not assumed pursuant to Section 12(a), then such Awards shall terminate upon the consummation of the Corporate Transaction; provided, however, that the Committee shall notify the Participant that the Award will terminate at least five (5) days prior to the date on which the Award terminates.

(b)        Acceleration.  The Committee may determine, at the time of grant of an Award or thereafter, that such Award shall become fully vested as to all Shares subject to such Award in the event that a Change in Control occurs. Unless otherwise provided in the applicable Award agreement, employment agreement or other applicable written agreement, in the event that a Change in Control occurs and any outstanding Awards held by a current Key Service Provider is to be terminated (in whole or in part) pursuant to the preceding paragraph, the vesting (and exercisability, if applicable) of each such Award shall accelerate such that the Award shall become vested (and exercisable, if applicable) in full prior to the consummation of the Change in Control at such time and on such conditions as the Committee shall determine.

SECTION 13.            LIMITATIONS ON RIGHTS.

(a)        No Entitlements.  A Participant’s rights, if any, in respect of or in connection with any Award is derived solely from the discretionary decision of the Company to permit the individual to participate in the Plan and to benefit from a discretionary Award. By accepting an Award under the Plan, a Participant expressly acknowledges that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards. Any Award granted hereunder is not intended to be compensation of a continuing or recurring nature, or part of a Participant’s normal or expected compensation, and in no way represents any portion of a Participant’s salary, compensation, or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose.

Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Consultant or Director of the Company, a Parent, a Subsidiary or an Affiliate. The Company and its Parent and Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to Applicable Laws, the Company’s Articles of Incorporation and Bylaws and a written employment agreement (if any), and such terminated person shall be deemed irrevocably to have waived any claim to damages or specific performance for breach of contract or dismissal, compensation for loss of office, tort or otherwise with respect to the Plan or any outstanding Award that is forfeited and/or is terminated by its terms or to any future Award.

(b)        Shareholders’ Rights.  A Participant shall have no dividend rights, voting rights or other rights as a shareholder with respect to any Shares covered by his or her Award prior to the issuance of such Shares (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company). No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such Shares are issued, except as expressly provided in Section 11.

(c)        Issuance Requirements.  Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares or other securities under the Plan shall be subject to all Applicable Laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares or other securities pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares or other securities, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

SECTION 14.            WITHHOLDING TAXES.

(a)        General.  A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his or her Award. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b)        Share Withholding.  If a public market for the Company’s Shares exists, the Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering or attesting to all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued based on the value of the actual trade or, if there is none, the Fair Market Value as of the previous day. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the SEC. The Committee may, in its discretion, also permit a Participant to satisfy withholding or income tax obligations related to an Award through Cashless Exercise or through a sale of Shares underlying the Award.

SECTION 15.            DURATION AND AMENDMENTS.

(a)        Term of the Plan.  The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless sooner terminated under this Section 15. If required by the Applicable Laws, continuance of the Plan shall be subject to approval by the holders of capital stock of the Company within twelve (12) months before or after the date the Plan is adopted or, to the extent required by Applicable Laws, any date the Plan is amended. Such approval shall be obtained in the manner and to the degree required under the Applicable Laws.

(b)        Right to Amend or Terminate the Plan.  The Board may amend or terminate the Plan at any time and for any reason. The termination of the Plan, or any amendment thereof, shall not impair the rights or obligations of any Participant under any Award previously granted under the Plan without the Participant’s consent. No Awards shall be granted under the Plan after the Plan’s termination. An amendment of the Plan shall be subject to the approval of the Company’s shareholders only to the extent such approval is otherwise required by Applicable Laws, regulations or rules.

SECTION 16.            ADDENDA.

The Committee may approve such addenda to the Plan as it may consider necessary or appropriate for the purpose of granting Awards to Employees, Consultants or Directors, which Awards may contain such terms and conditions as the Committee deems necessary or appropriate to accommodate differences in local law, tax policy or custom, which, if so required under Applicable Laws, may deviate from the terms and conditions set forth in the Plan. The terms of any such addenda shall supersede the terms of the Plan to the extent necessary to accommodate such differences but shall not otherwise affect the terms of the Plan as in effect for any other purpose.

SECTION 17.            SEVERABILITY.

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to Applicable Laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

SECTION 18.            EXECUTION.

To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to execute the Plan on behalf of the Company.

TARGETED GENETICS CORPORATION

By	/s/ David J. Poston

Title	Vice President, Finance and Chief Financial Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

TARGETED GENETICS CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

May 14, 2009

The undersigned hereby appoint(s) B.G. Susan Robinson and David J. Poston, or either of them, as proxies, each with full power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of Targeted Genetics Corporation held of record by the undersigned on March 13, 2009 at the Annual Meeting of Shareholders to be held at the Company’s offices, 1100 Olive Way, Suite 100, Seattle, Washington, at 8:30 a.m. local time on May 14, 2009, and any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES IN PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, AND “FOR” PROPOSAL 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

TARGETED GENETICS CORPORATION

1100 OLIVE WAY, SUITE 100

SEATTLE, WA 98101

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Targeted Genetics Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Targeted Genetics Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

TGENE1

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TARGETED GENETICS CORPORATION

For All Withhold All For All Except

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4.

Election of Directors

1. Proposal to elect one Class 1 and two Class 3 directors.

Class 1 Nominees:

01) B.G. Susan Robinson

Class 3 Nominees:

02) Nelson L. Levy

03) Michael S. Perry

To withhold authority to vote for any individual nominee(s), mark “For all Except” and write the number(s) of the nominee(s) on the line below.

Proposal to Amend Articles to Increase Authorized Common Shares

For Against Abstain

2. Proposal to amend the Articles of Incorporation to increase the number of authorized shares of common stock.

Proposal to Increase Authorized Shares Under Stock Incentive Plan

For Against Abstain

3. Proposal to amend the Stock Incentive Plan to increase the number of shares of common stock authorized and available for issuance.

Proposal to Ratify Selection of Accounting Firm

For Against Abstain

4. Proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted “FOR” the nominees in Proposal 1, “FOR” proposal 2, “FOR” proposal 3, and “FOR” proposal 4. If any other matters properly come before the meeting or any adjournments or postponements of the meeting, the persons, or either of them, named in this proxy will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in the full corporate name by duly authorized officer.

Signature (PLEASE SIGN WITHIN BOX) Date Signature (Joint Owners) Date